v2010-1_1

EXHIBIT 10.9

Internet Services Master Agreement

PARTIES:

1.

LeaseWeb B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of The Netherlands, with its registered office (statutaire zetel) at Amsterdam, The Netherlands, and its principal place of business at J.W. Lucasweg 35, (2031 BE) Haarlem, The Netherlands, and registered with the commercial register of the Dutch Chamber of Commerce under number 30141839 (“LeaseWeb”);

And

2.

“Customer”

Name company:

OxaMedia Corporation

Principal place of business:

55 S.E. 2nd Ave, 33444, Delray Beach, FL, U.S.A.

Company registration number:

Represented by:

Name: Mr Reid Stillman

Title: CEO

(LeaseWeb and Customer are individually also referred to as a “Party” and together as the “Parties”). INTRODUCTION:

A.

LeaseWeb is a diversified internet service provider, with a focus on the professional market.

B.

LeaseWeb engages, directly and through third parties, in far-reaching product and software research and development that covers all facets of information- and internet technology, including - without limitation -: software development, network architecture, data storage, data backup, and datacenter design and maintenance. As such, LeaseWeb is able to provide a range of solutions suitable for a range of applications.

C.

Customer has indicated that it would like LeaseWeb to perform certain internet services for Customer (the “Services”).

D.

LeaseWeb and Customer have set out the terms and conditions pursuant to which LeaseWeb shall provide such services to Customer in this Internet Services Master Agreement (the “Master Agreement”) and the Annexes and Schedules thereto (together: the “Agreement”).

v2010-1_1

HAVE AGREED AS FOLLOWS: Index of the Master Agreement:

1.

Master Agreemen / Annexes / Policies

2.

Ordering Services / Equipment

3.

Term

4.

(Initial) Delivery of Equipment and Services

5.

Use of Services and Equipment

6.

Credit Approval / Financial Security

7.

Payment for Equipment and Services

8.

Taxes

9.

Network / Maintenance

10.

(Disclaimer of) Warranties

11.

Indemnification

12.

Assignment / Sub contracting

13.

Confidentiality

14.

15.

Intellectual Property; Restrictions on Advertising

15.

Force Majeure

16.

Suspension of Services

17.

Termination

18.

Consequences of Termination

19.

Survival

20.

Insurance

21.

Limitations of Liability

22.

Notices

23.

Governing law and Dispute resolution

24.

Change Order Procedure

25.

Miscellaneous

26.

Entire agreement

Index of the (Service) Annexes:

ANNEX A: Customer Details Form (A.0) / Order Form (A.1) / Change Order Form (A.2)

ANNEX B: IP Connectivity

ANNEX C: SLA

ANNEX D: Equipment

ANNEX E: Rackspace

ANNEX F: Network Performance

ANNEX G: Compensation

ANNEX H: Fault handling

ANNEX I: Remote Hands

ANNEX J: Extra services

Index of the LeaseWeb Policies: · Acceptable Use Policy

· Security Policy

· Anti-SPAM Policy

1. Master Agreement / Annexes / Policies

1.1. During the term of the Master Agreement, Customer may purchase or lease, as appropriate, certain Services from LeaseWeb. Customer acknowledges that it is solely responsible for its decision to purchase and/or lease Services from LeaseWeb.

1.2. The scope and nature of the Services, as well as the available service levels, are set out in Annex B through Annex J.

1.3. LeaseWeb’s Policies shall also apply to the Master Agreement, each Order Form and any Service provided by LeaseWeb. LeaseWeb may update the LeaseWeb Policies from time to time by posting such updates on LeaseWeb’s website. References herein to the LeaseWeb Policies shall mean the most updated version of such policies or procedures posted on LeaseWeb’s web site. LeaseWeb shall notify Customer of any material changes to its policies and procedures.

1.4. In the event of a conflict between the terms and conditions of the Master Agreement and the terms and conditions of an Order Form, the Order Form shall take priority. In the event of a conflict between any of the terms and conditions of the Master Agreement and the terms and conditions of the other Annexes (Annex B through Annex J) or any of the terms and conditions of the LeaseWeb Policies, the terms and conditions of the Master Agreement shall prevail.

v2010-1_1

2.

Ordering Services / Equipment

2.1. Under the Master Agreement, Customer shall be entitled to place more than one order and - consequently - shall be entitled to submit more than one Order Form. Each Order Form shall be deemed attached hereto and incorporated herein upon its full execution by LeaseWeb and Customer.

2.2. The Services, as well as the service levels, purchased or leased by Customer from LeaseWeb are set out in the Order Form.

2.3. The Order Form specifies the Equipment (i.e. Hardware and Software, as defined in the Annexes) purchased by Customer from LeaseWeb (the “Co-located Equipment”) and the Equipment leased by Customer from LeaseWeb (the “Dedicated Equipment”).

3.

Term

3.1. Subject to termination or extension or renewal of the Master Agreement in accordance with the provisions set out in this Master Agreement, this Master Agreement has been entered into for an initial fixed term (the “Initial Term”) of twelve (12) months, with effect from the date first written below (the “Effective Date”).

3.2. Unless expressly agreed otherwise in writing in the Order Form, each Order Form will - subject to termination in accordance with the provisions of this Master Agreement - be entered into for an Initial Term of twelve (12) months.

3.3. At the end of the Initial Term, the Master Agreement or – as applicable – the Order Form shall be renewed for successive terms, equal to the Initial Term, (each a “Renewed Term”) unless either Party notifies the other in writing in accordance with the provisions set out in this Master Agreement that it does not agree to renewal of the Master Agreement or – as applicable – the Order Form, taking into account a notice period of at least sixty (60) days.

3.4. In the event the term of any Order Form expires on a date later than the expiration date of the Master Agreement, then the term of the Master Agreement shall automatically be extended so that the expiration date of the Master Agreement and the relevant Order Form are the same.

4.

(Initial) Delivery of Equipment and Services

4.1. LeaseWeb shall use commercially reasonable efforts to ensure that:

4.1.1.

the Services will be ready for Customer’s use on the ready for service date, i.e. the date as of which LeaseWeb enables Customer to use the Services for the first time, as specified in the Order Form (the “RFS Date”); and

4.1.2.

any Equipment sold by LeaseWeb to Customer will be delivered at the datacenter specified in the Order Form on the ready for installation date, i.e. the date as of which Customer is entitled to install the Co-located Equipment at the LeaseWeb Datacenter, as specified in the Order Form (the “RFI Date”).

In view of the foregoing, Customer acknowledges that both the RFS Date and the RFI Date are target dates.

4.2. With effect from delivery to Customer of the Equipment sold by LeaseWeb to Customer, such Equipment shall be for the risk and benefit of Customer. However, title of ownership to the Equipment will only pass to Customer on the receipt by LeaseWeb of payment - in full - of the purchase price for such Equipment, as specified in the Order Form. For the avoidance of doubt: In the event that Customer leases Dedicated Equipment, such lease will be an operational lease and payment of Service Charges shall not constitute any transfer of ownership of such Dedicated Equipment to Customer.

4.3. LeaseWeb may – at its sole discretion – unilaterally delay the RFS Date, by giving written notice to Customer, taking into account a notice period of at least five (5) days, provided that Customer shall be entitled to a credit equal to ten percent (10%) of the non recurring charges, referred to in Section 7.2.2., with respect to the affected Service if LeaseWeb unilaterally delays the RFS Date by more than thirty (30) days after the initial RFS Date. LeaseWeb’s notice of delay shall state a new RFS Date.

4.4. In case Customer has a complaint with respect to:

4.4.1.

the Services, Customer shall communicate such complaint, including the grounds for its complaint, in writing to LeaseWeb within two (2) days from the RFS date in the absence whereof Services are deemed to be approved of by Customer;

4.4.2.

any Equipment sold by LeaseWeb to Customer, Customer shall communicate such complaint, including the grounds for its complaint, in writing to LeaseWeb within five (5) days from the delivery date in the absence whereof such Equipment shall be deemed to be accepted and approved of by Customer.

v2010-1_1

5.

Use of Services and Equipment

5.1. Each Party shall comply with all relevant Laws in providing or using (as appropriate) the Services and/or the Equipment.

5.2. Customer shall use the Services and any Equipment in accordance with the Services Specification and the LeaseWeb Policies.

5.3. Customer shall not use the Services for any improper or unlawful purpose, nor permit any third party to do so. Customer will cooperate in any investigation of Customer’s alleged illegal use of LeaseWeb’s facilities or other networks accessed through LeaseWeb. Additionally, LeaseWeb may modify or suspend the provision of any of the Service(s) to Customer in the event of illegal use of the Network or as necessary to comply with any law or regulation.

5.4. Customer will cooperate in any reasonable investigation of Customer’s alleged illegal use of the Services, the Network or other networks accessed through LeaseWeb.

5.5. Customer acknowledges that LeaseWeb exercises no control over - and accepts no responsibility for - the content of information and communications, in whatever form, transmitted by Customer over the Network.

5.6. Customer’s use of any information obtained via the Network is at Customer’s own risk. LeaseWeb specifically denies any responsibility for the accuracy or quality of information obtained through its Services.

5.7. Customer’s non-adherence to this Master Agreement and/or any Order Form and/or any of the LeaseWeb Policies, might require a direct action by LeaseWeb in order to minimize the damage. LeaseWeb shall charge Customer for these actions.

5.8. Services not covered by a specific guarantee and/or Services for which Customer has not purchased or leased a specific service level, shall be provided on the basis of “LeaseWeb’s Best Effort”. This means that LeaseWeb will endeavour to provide the specified Service, but cannot guarantee reaction, response and/or repair times. Customer shall not be entitled to LeaseWeb’s Best Effort in the event of any breach of this Agreement by Customer.

6.

Credit Approval / Financial Security

6.1. The provision of Services and Equipment by LeaseWeb to Customer is subject to approval by LeaseWeb of Customer’s credit. In view hereof, Customer shall prior to the RFI Date or the RFS Date (whichever is earlier) provide credit information to LeaseWeb for approval by LeaseWeb.

6.2. LeaseWeb may, at any time, by notice in writing impose a credit limit on Customer to an amount to be determined by LeaseWeb. Any Services or Equipment required by Customer in excess of any such credit limit will require Customer to deposit an amount equal to or greater than the amount by which Customer will exceed the credit limit.

6.3. In addition to Section 6.2, LeaseWeb may require Customer to provide a deposit or a bank guarantee or a parent guarantee, equivalent to up to three (3) months' Service Charges (actual or projected) or other security satisfactory to LeaseWeb (e.g. a right of pledge on Customer’s assets).

6.4. Any deposit or bank guarantee or parent guarantee shall be held by LeaseWeb as security for the payment of Service Charges and any other amounts due under the Agreement.

6.5. Upon termination or expiration of the Agreement, LeaseWeb may apply such deposit or bank guarantee or parent guarantee to any amounts owed by Customer to LeaseWeb. Any remaining credit balance of a deposit shall be refunded to Customer.

6.6. Any deposit paid by Customer pursuant to this Section will not carry any interest and will be held by LeaseWeb in accordance with the applicable Law governing such deposit.

6.7. LeaseWeb’s receipt and approval of Customer’s completed credit application, and the establishment of credit terms governing Customer’s payment for Services, are conditions precedent to LeaseWeb’s provision of the relevant Services. LeaseWeb may terminate the applicable Order Form upon written notice to Customer if it rejects Customer’s credit application in its sole discretion. Customer agrees to be subject to LeaseWeb’s present and continuing credit policies and procedures.

7.

Payment for Equipment and Services

7.1. For Equipment purchased by Customer from LeaseWeb, Customer shall pay to LeaseWeb the purchase price specified in the Order Form. For the use of the Services, Customer shall pay to LeaseWeb the charges, fees, costs and expenses (recurring and non-recurring), set out in the Order Form (the “Service Charges”). Unless otherwise agreed in an Order Form, all charges and fees are in Euro (€) and shall be payable in Euro (€).

v2010-1_1

7.2. The billing frequency is specified in the Order Form. Service Charges will, whenever possible, be billed in advance. Unless agreed otherwise in an Order Form, LeaseWeb will invoice:

7.2.1.

the purchase price of any Equipment sold by LeaseWeb to Customer, upon the Effective Date of the Order Form;

7.2.2.

Service activation charges, setup charges and any other non-recurring initial charges upon the Effective Date, or – if earlier – upon connection of Customer’s equipment to the Network; and

7.2.3.

all recurring Service Charges, e.g. for Bandwidth / Datatraffic, (as specified in the Order Form) as of the RFS Date or the Effective Date, whichever is earlier, and monthly in advance thereafter, with the exception of use of Services above the agreed levels of Service and/or additional services, which will be invoiced monthly in arrears.

7.3. In deviation of Section 7.2.1, LeaseWeb may require Customer to make a pre payment to LeaseWeb in relation to any Equipment purchased by Customer from LeaseWeb.

7.4. Unless agreed otherwise in the Order Form, all invoices are due and payable by Customer to LeaseWeb within fourteen (14) days of receipt of the invoice by Customer.

7.5. In case Customer has a complaint with respect to an invoice, Customer shall communicate such complaint in writing to LeaseWeb within the payment term, in the absence whereof invoices are deemed to be approved of by Customer.

7.6. If Customer has communicated a written complaint with respect to (part of) an invoice within the payment term, Customer shall be entitled to suspend payment of the contested (part of the) invoice. In the event that Customer’s complaint is found to be unjustified, Customer will immediately pay the outstanding amount, plus interest in accordance with Section 7.7.

7.7. If Customer does not pay an invoice within the payment term, in the event that such invoice has not been disputed within the payment term, Customer shall be in default by operation of law and LeaseWeb will, without a warning or notice of default being required, charge Customer interest on such sum on a daily basis from the due date until the date of payment on the basis of the statutory commercial interest rate plus two percent (2%), without prejudice to LeaseWeb’s other rights and remedies. This interest charge shall be payable notwithstanding any and all damages which LeaseWeb may otherwise claim in respect of Customer’s failure to make payment when due. Customer agrees to pay LeaseWeb’s reasonable expenses, including attorney and collection agency fees, incurred by LeaseWeb in enforcing its rights under the Agreement.

7.8. Customer’s right to set off payments or costs against each other is excluded, unless such right is explicitly provided for in this Master Agreement.

7.9. Unless otherwise agreed by LeaseWeb and Customer in the relevant Order Form, Customer is solely responsible for the payment of any local access or other telecommunications charges related to or arising out of Customer’s connection to and use of LeaseWeb’s Network and Services. Customer is responsible for paying any fees, obtaining any required approvals and complying with any laws or usage policies applicable to transmitting data beyond the Network and/or through other public and private networks. LeaseWeb is not responsible or liable for performance or non-performance of such networks or their inter-connection points.

7.10. The method of payment is mentioned in the Order Form. In case of Direct Debit or Credit Card, Customer authorizes LeaseWeb to charge Customer’s bank account or Credit Card for the Service Charges.

7.11. In order to account for increases of the cost price of its Services, LeaseWeb is entitled to increase any of the Service Charges one (1) time per calendar year, with

7.11.1.

five percent (5%); or – if higher –

7.11.2.

the European 15 HICP (EU-15) index for the previous year.

The increase will apply with effect from the first (1st) of January, unless stipulated otherwise by LeaseWeb in its notification to Customer. In the event that the increase of the Service Charges takes effect within twelve (12) months of the Effective Date, the increase will be pro-rated on the basis of the number of months that have passed since the Effective Date.

7.12. As a condition of LeaseWeb’s acceptance of any order or the continuation of delivery of any Services, LeaseWeb may require Customer to provide a deposit or bank guarantee in an amount determined by LeaseWeb from time to time in its sole discretion. Such deposit or bank guarantee shall be held by LeaseWeb as security for the payment of Charges and any other amounts due under this Agreement. On the termination of this Agreement, LeaseWeb may apply such deposit or bank guarantee to any amounts owed by the Customer to LeaseWeb with any remaining credit balance being refunded to Customer.

v2010-1_1

7.13. LeaseWeb may at any time, by notice in writing to Customer, limit Customer’s credit and provide that Customer’s liability to LeaseWeb for Services and will not exceed an amount to be determined by LeaseWeb. Any Services required by Customer in excess of any such credit limit will require Customer to deposit with LeaseWeb an amount equal to or greater than the amount by which Customer will exceed the credit limit.

8.

Taxes

8.1. Customer shall pay all sales, use, excise, or similar consumption taxes (including VAT, when applicable) arising out of its purchase or lease of Services and/or Equipment from LeaseWeb; provided, however, that LeaseWeb shall be solely responsible for its own income, net worth, and property taxes.

8.2. Notwithstanding the foregoing, LeaseWeb shall not invoice Customer for any taxes for which Customer has provided a valid exemption certificate in a form reasonably acceptable to LeaseWeb.

9.

Network / Maintenance

9.1. "Network" means the LeaseWeb-provided Autonomous System Number (AS #16265) telecommunications network, which is comprised of all data equipment owned or leased by LeaseWeb within each active LeaseWeb POP, all LeaseWeb wiring within each active LeaseWeb POP, power supplies owned or controlled by LeaseWeb in each POP, and all telecommunications circuits owned or leased by LeaseWeb between active LeaseWeb POPs. The LeaseWeb Network does not include equipment owned, leased, or controlled by Customer, telecommunications circuits or networks (including, without limitation, local access loops) between a LeaseWeb POP and a Customer location or between Customer locations, interconnections between Customer’s network and the LeaseWeb Network, or any networks, network equipment, or telecommunications circuits not owned or controlled by LeaseWeb.

9.2. "Maintenance" means LeaseWeb’s maintenance of the LeaseWeb Network. Customer will be notified of Maintenance as set forth in this Section 7 between LeaseWeb and Customer. Notification will take place by postings on its website, phone, email, or any suitable form elected by LeaseWeb.

9.3. "Network Degradation" means a failure of the Service to meet any target set forth in Annex F (Network Performance). A failure by the Service to meet one or more targets during Maintenance or an event of Force Majeure (as defined in Section 15 below), does not constitute a Network Degradation.

9.4. LeaseWeb shall be responsible for, and shall bear all costs of, the maintenance of LeaseWeb’s Network. When circumstances permit, LeaseWeb agrees to provide prior notice to Customer of its Network maintenance when such maintenance is expected by LeaseWeb to cause an interruption or degradation of the Services. LeaseWeb reserves the right to suspend Services in order to perform maintenance, repairs, modifications or upgrades to its Network. LeaseWeb shall endeavour to (i) keep the duration of each suspension of Services as short as practicable, and (ii) schedule each suspension, to the extent practicable, so as to minimize interference with Customer’s use of the Services. Customer agrees that the suspension, interruption, or degradation of Services pursuant to this Section 9 shall not be a breach of the Master Agreement or any Order Form.

9.5. "Network Status" means an actual status of the network, including any Network Faults and/or Maintenance. The Network Status can be checked on the LeaseWeb website.

9.6. "Maintenance Window" means the timeframe in which LeaseWeb schedules the Network Maintenance. The Maintenance Window is every day from 20:00 till 08:00 CET. LeaseWeb will preferably schedule maintenance during the weekend from 01:00 till 06:00 CET.

v2010-1_1

10.

(Disclaimer of) Warranties

10.1. Each Party warrants, represents and undertakes that it:

10.1.1.

has obtained and that it will - at least for the duration of the Agreement - maintain all of the necessary licenses, permits, and authorizations to use or provide (as appropriate) the Services and the Equipment (the “Licenses”);

10.1.2.

shall comply with all relevant Laws in providing or using (as appropriate) the Services;

10.1.3.

shall use or provide (as appropriate) the Services with all due skill, care and diligence, at least in accordance with good industry practice.

10.2. Without limiting the generality of Section 10.1.1, Customer warrants, represents and undertakes that it shall pay all due local access- or telecommunications charges applicable to transmitting data beyond the Network and/or through other public and private networks, as necessary and related to Customer’s use of the Services.

10.3. With respect to the Equipment sold by LeaseWeb to Customer, LeaseWeb will provide a hardware warranty to Customer that is equivalent or equal to the warranty granted to LeaseWeb by the manufacturer / supplier of such Equipment. To the extent possible,:

10.3.1.

LeaseWeb will transfer to Customer and Customer will accept the warranty that LeaseWeb has received from the manufacturer / supplier of the Equipment; or

10.3.2.

LeaseWeb will arrange that the manufacturer / supplier of the Equipment grants such warranty directly to
Customer.

In the events referred to in Sections 10.3.1 and 10.3.2 Customer will not have any recourse against LeaseWeb with respect to such Equipment sold by LeaseWeb to Customer, but in stead may seek recourse directly from the manufacturer / supplier of such Equipment.

10.4. The warranties expressly set forth in the Agreement constitute the only warranties of LeaseWeb regarding the Services and the Equipment; and such warranties are in lieu of all other warranties, express, implied, written, oral or statutory, by operation of law or in fact, including but not limited to warranties of merchantability, non-infringement or fitness for a particular purpose.

11.

Indemnification

11.1. Each Party shall indemnify, defend and hold the other harmless against any and all claims, losses, demands, liabilities, costs and expenses (including reasonable attorneys’ fees) arising out of any demand, claim, suit or judgment for damages to any property or bodily injury to or death of any persons which may arise from (a) the negligence or wilful misconduct of such Party, its employees, or agents, or (b) the breach of such Party’s obligations under the Agreement.

11.2. Customer shall indemnify and hold LeaseWeb harmless from any and all claims arising out of the content of communications transmitted via the Services by Customer or by any party to whom Customer may resell the Services.

11.3. In the event that a Party becomes aware of a claim for which it may seek to be indemnified (the “Indemnified Party”), the Indemnified Party shall immediately notify the other Party (the “Indemnifying Party”). The Indemnifying Party, at its option, may settle or compromise such claim or retain counsel and control and prosecute the defense. In no event shall the Indemnified Party have the right to pay, settle, or otherwise compromise such claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. The Parties agree that they shall provide each other with reasonable aid and cooperation in the conduct of the defense and/or settlement of such claim as regards any liability to a third party.

12.

Assignment / Sub contracting

12.1. Without prejudice to Sections 12.2 and 12.3, neither Party shall be entitled to assign or transfer, or purport to assign or transfer, any rights or obligations under the Agreement to a third party without the prior written consent of the other Party, which consent may not be unreasonably withheld.

12.2. LeaseWeb shall be entitled to assign any of its rights or obligations under the Agreement to an affiliate (or its or their successors, through merger or acquisition of substantially all of their or its assets), upon giving written notice to Customer.

12.3. LeaseWeb shall be entitled to sub-contract any or all of its obligations under the Agreement to a third party, provided that LeaseWeb shall remain liable to Customer for the performance of those obligations.

v2010-1_1

13.

Confidentiality

13.1. Customer and LeaseWeb hereby agree that if either Party provides confidential information to the other Party (“Confidential Information"), such Confidential Information shall be held in confidence by the receiving Party for no less than three (3) years after the date of its disclosure, and shall be afforded the same care and protection afforded to the receiving Party’s own confidential information (which in any case shall be not less than reasonable care) to avoid disclosure to or unauthorized use by any third party. The terms and conditions of the Agreement constitute Confidential Information, and all information, including, without limitation, technical, financial, business, marketing, sales, employee, rate, traffic routing, and traffic flow information disclosed by either Party to the other in connection with the Agreement shall be Confidential Information, whether or not such information is marked as confidential. Confidential Information shall remain the property of the disclosing Party, shall be used by the receiving Party only for the intended purpose, and, if in writing, shall be returned to the disclosing Party or destroyed after the receiving Party’s need for it has expired or upon the request of the disclosing Party. Confidential Information shall not be reproduced except to the extent necessary to accomplish the purpose for which it was disclosed.

13.2. Section 11.1 shall not apply to any Confidential Information which (a) becomes publicly available other than through the recipient, (b) is independently developed by the receiving Party; (c) becomes available to the receiving Party without restriction from a third party; (d) is disclosed with the prior written consent of the disclosing Party; or (e) is required to be disclosed by a governmental or judicial law, order, rule or regulation; provided, however, that the receiving Party required to make a disclosure pursuant to this subsection (e) shall promptly inform the other Party of the requirements of such disclosure.

13.3. Notwithstanding Sections 11.1 and 11.2 above, either Party may disclose Confidential Information to its employees, agents, and legal, financial, and accounting advisors to the extent necessary or appropriate in connection with the negotiation and performance of the Agreement or its obtaining of financing, provided, however, that each such employee, agent or advisor is notified of the confidential nature of the Confidential Information and is subject to or agrees to be bound by similar restrictions on its use and disclosure.

13.4. For the avoidance of doubt: Customer shall be entitled to provide its clients or end users with information on the Network Performance and Network status as made available by LeaseWeb from time to time on noc.leaseweb.com or through LeaseWeb’s web-based ‘Self Service Center’.

14.

Intellectual Property; Restrictions on Advertising

14.1. The Parties agree that all patents, trademarks, copyrights, trade secrets, registered designs, service marks, trade names, logos, inventions and all other intellectual property shall remain the property of the person or Party originating the same and that nothing in the Agreement grants either Party any ownership, license, or any other right, either express or implied, in the intellectual property of the other.

14.2. Neither Party shall use any advertising, sales, promotions, or other publicity materials (including, without limitation, publicity regarding the Agreement) that use the other Party’s name, logo, trademarks or service marks without the prior written approval of the other Party, which may be granted or withheld in that Party’s sole discretion.

15.

Force Majeure

15.1. Neither Party shall be liable for any delay or failure in performance of one or more of its obligations due to an event of force majeure, and its performance of such obligation or obligations shall be excused and extended for the period of such delay. Force majeure shall include, without limitation, acts of God; fire; flood; earthquake; storm; lightning; epidemic; material shortages, unavailability, or delay in delivery not resulting from the responsible Party's failure to timely place orders therefore; equipment failures; lack of or delay in transportation; war; outbreak of hostilities (whether or not war is declared); civil disorder; riots; strikes, or other labour unrest; sabotage; failure of a third party to grant a required right-of-way permit, assessment or other required authorization; acts or omissions of vendors or suppliers; changes in law, regulation or government policy; or any other cause beyond the commercially reasonable control of such Party.

15.2. The Party claiming relief under this Section 15 shall promptly notify the other in writing of any force majeure event expected to cause a delay or failure in performance and the cessation or termination of said event.

v2010-1_1

16.

Suspension of Services

16.1. LeaseWeb shall be entitled to immediately suspend the provision of any of the Services and/or Customer’s right to access to the Equipment, on giving written notice to Customer, in the event that:

16.1.1.

LeaseWeb receives an order or ruling or decision to that effect from a court, any law enforcement authority or any (other) governmental authority;

16.1.2.

Customer is in breach of one or more of the following Sections of the Acceptable Use Policy - 2.2, 2.3, 3.2, 3.3, 4.1 - and Customer fails to respond to LeaseWeb within thirty (30) minutes after having received written notice with respect to the breach and/or Customer fails to remedy such breach within eight (8) hours after having received written notice thereon;

16.1.3.

Customer is in breach of the Anti-Spam Policy or is involved in activities such as IP high jacking (referred to in Section 6 of Annex B), and Customer fails to remedy such breach within two (2) hours after having received written notice thereon;

16.1.4.

Customer’s consumption of electricity exceeds the “Basic Power” usage level specified in the Order Form and Customer fails to reduce its electricity consumption to a level on or below the Basic Power usage level within three (3) days after having received written notice thereon;

16.1.5.

Customer has failed to maintain the licenses, permits, and authorizations required to use the Services and/or the Equipment and fails to remedy such failure within three (3) days after having received written notice thereon;

16.1.6.

Customer does not cooperate with any investigation, referred to in Section 5.3, and fails to remedy such breach within three (3) days after having received written notice thereon;

16.1.7.

Customer does not pay an invoice within the payment term - in the event that such invoice has not been disputed with Section 7.5 - and Customer fails to pay such invoice, plus the interest referred to in Section 7.7, within a period of seven (7) days after having received written notice thereon;

16.1.8.

Customer is in material breach of any of the other provisions of the Agreement and Customer fails to remedy such breach within a reasonable period after having received written notice thereon, whereby – as a general rule – a period of seven (7) days shall be considered a reasonable period.

16.2.

LeaseWeb shall be entitled to continue the suspension until:

16.2.1.

Customer has remedied the breach; or

16.2.2.

the Agreement has been terminated in accordance with Section 17.

16.3. Any exercise of such right of suspension shall not prejudice any other legal remedy available to LeaseWeb, including without limitation LeaseWeb’s right to subsequently terminate the Master Agreement and/or the related Order Form.

17.

Termination

17.1. Without prejudice to any of its other rights and obligations, each Party may at its option terminate this Master Agreement and any Order Form(s) with immediate effect, without taking into account a notice period, by notifying the other Party in writing if any of the following events occurs:

17.1.1.

the other Party has ceased to exist or has been dissolved;

17.1.2.

the other Party has been declared bankrupt (faillissement), or it has been granted suspension of payments

(surseance van betaling) or entered into voluntary liquidation;

17.1.3.

the other Party’s business has been discontinued;

17.1.4.

the other Party fails to maintain any of the licenses, permits, and authorizations required to use or provide

(as appropriate) the Services and/or the Equipment.

17.1.5.

the other Party is repeatedly in material breach of any of the other provisions of the Agreement and fails to remedy such breach within thirty (30) days after having received written notice thereon.

17.1.6.

the other Party is unable to perform its obligations due to an event of Force Majeure, provided that the event of Force Majeure has lasted more than sixty (60) days and the Parties are unable to reach a temporary solution for the Force Majeure period in spite of having negotiated in good faith with respect to such temporary solution.

17.2. In addition to Section 17.1, LeaseWeb shall be entitled to terminate the Agreement with immediate effect, without an obligation to take into account a notice period, in the event of a change of ownership or control of Customer if – in LeaseWeb’s view –:

17.2.1.

the party that acquires ownership or control of Customer is of lesser socio- economic standing than the party which owned Customer or had control of Customer as at the Effective Date; and/or

v2010-1_1

17.2.2.

Customer’s credit position is adversely affected by such change of ownership or control.

17.3. In addition to Section 17.1 and Section 17.2, LeaseWeb shall be entitled to terminate the Agreement, by giving written notice to Customer, taking into account a notice period of at least thirty (30) days, in the event that:

17.3.1.

LeaseWeb has received notification from its lessor or landlord with respect to termination or expiration of the Facility Agreement where the Housing Space - that has been licensed to Customer - is located; and

17.3.2.

LeaseWeb will, for any reason, not be able to arrange for an alternative and suitable location for the Housing Space within a period of thirty (30) days after having received notification from its lessor or landlord, such to be determined at LeaseWeb’s sole discretion.

17.4. In addition to Section 17.1, Customer shall be entitled to terminate the Agreement with immediate effect, without an obligation to take into account a notice period, in the event that LeaseWeb unilaterally delays the RFS Date by more than thirty (30) days after the initial RFS Date.

18.

Consequences of Termination

18.1. Termination or expiration of the Agreement (in whole or in part) shall be without prejudice to any rights or remedies available to, or obligations or liabilities accrued to the Parties as at the date of termination or expiration.

18.2. Upon expiration or termination of this Agreement:

18.2.1.

LeaseWeb will cease providing the Services;

18.2.2.

except in the case of termination by Customer pursuant to Sections 17.1.1 - 17.1.5 and/or Section 17.4, all of Customer payment obligations under this Agreement, including but not limited to monthly Service Charges through the end of the Term indicated on the Order Form will become due in full immediately; and

18.2.3.

within ten (10) days, Customer will remove all of Customer Equipment and any other property from LeaseWeb’s premises and return the Co-location Space to LeaseWeb in the same condition as it was prior to Customer installation. If Customer does not remove such property within the ten (10) day period, LeaseWeb, at its option and at Customer expense, may remove and store any and all such property, return such Equipment to the Customer, or dispose of such Equipment without liability for any related damages. In addition, LeaseWeb reserves the right to hold any Customer Equipment until it has received payment in full. LeaseWeb reserves the right to sell any Customer Equipment in case Customer does not pay the invoice within four (4) months after the invoice date.

18.3. If LeaseWeb terminates the Master Agreement and/or an Order Form during the Initial or Renewed Term pursuant to Section 17.1 or Section 17.2 of this Master Agreement, or the applicable Section in the Annexes or the Order Form, Customer shall pay to LeaseWeb - as liquidated damages and not as a penalty - an amount equal to the sum of (a) one hundred percent (100%) of the total amount of Services Fees that would have become due during the period from the effective termination date to the expiration date of the Initial or Renewed Term, and (b) the amount of any Services Fee discounts granted to Customer by LeaseWeb in consideration of the length of the Initial Term (“Termination Charge”). Customer shall pay the Termination Charge to LeaseWeb within five (5) business days of the termination date. Customer’s payment of the Termination Charge shall not prevent or limit LeaseWeb from pursuing any and all other available remedies against Customer.

19.

Survival

19.1. The Parties’ respective representations, warranties, and covenants, together with obligations of indemnification, confidentiality and limitations on liability will survive the expiration, termination or rescission of this Agreement and continue in full force and effect.

20.

Insurance

20.1. Customer shall obtain and - at least for the duration of the Agreement - maintain the following insurances with a reputable insurance company, which (at minimum) covers:

20.1.1.

third party liability;

20.1.2.

Customer’s liability towards LeaseWeb; and

20.1.3.

Customer’s liability as an employer towards Customer’s employees; in each case

20.1.4.

up to an amount per event of – at least – three (3) times Customer’s total annual Service Charges, with a minimum of one million Euros (€ 1,000,000.--).

v2010-1_1

20.2. Without prejudice to Section 21.2.5, the Co-located Equipment shall at all times be at Customer's risk. Therefore, during the continuance of the Agreement, it shall be Customer's responsibility to insure at its own expense, and keep insured the Co-located Equipment, with a reputable insurance company against loss, theft, damage or destruction howsoever arising at an amount not less than the full replacement value of the Co-located Equipment. Under no circumstances shall LeaseWeb be obligated to provide insurance coverage for any of the Co-located Equipment or other Customer property installed within the POP and/or the LeaseWeb Datacenter.

20.3. Customer shall provide LeaseWeb with documentation evidencing Customer’s compliance with the provisions set out above in this Section 20, within ten (10) days of LeaseWeb’s request to that effect. In general LeaseWeb considers a written statement by Customer’s insurance company, confirming Customer’s compliance, to be sufficient evidence.

21.

Limitations of Liability

21.1. Neither Party shall be liable to the other Party for loss of profits, contracts or goodwill or any other type of special damages, indirect damages, consequential damages or economic loss and such liability is excluded whether it is foreseeable, known, foreseen or otherwise.

21.2. In addition to Section 21.1 LeaseWeb shall not be liable for:

21.2.1.

any harm or personal injury to Customer or Customer’s employees, clients, representatives or agents, unless such harm or personal injury is caused by the gross negligence or wilful misconduct of LeaseWeb;

21.2.2.

any transaction, which Customer may enter into with a third party using the Services;

21.2.3.

the contents of any communications transmitted via the Equipments and/or Services or for any information or content on the Internet;

21.2.4.

damage to or loss of any of Customer’s data (bases) or loss of technology;

21.2.5.

damage to or destruction of Customer’s Co-located Equipment (if any), unless such damage or destruction is caused by the gross negligence or wilful misconduct of LeaseWeb;

21.2.6.

damage that is the direct or indirect result of the actions of Customer contrary to (one of) its obligations under the Agreement;

21.2.7.

damage that is the direct or indirect the result of an inaccuracy of the information provided by or on behalf of the Customer;

21.2.8.

damage that is the direct or indirect result of the suspension of the Services by LeaseWeb in accordance with the provisions of this Agreement;

21.2.9.

damage in case LeaseWeb has not been made liable for such damage in writing within eight (8) days after Customer has come to know of the damaging event, or should reasonably have known of it; or 21.2.10. any damage, in case and insofar as such damage is covered by any insurance effected by or for the benefit of Customer.

21.3. The legal remedies outlined in Annex G (Compensation) and Section 17 above (Termination) constitute all legal remedies available to Customer in relation to a failure by LeaseWeb to meet the agreed Service Levels.

21.4. Should LeaseWeb be liable in spite of the provisions set out above in this Section 21, this liability is limited to: the amount that is in the relevant case paid out by the liability insurance of LeaseWeb and shall in no case exceed the amount of Service Charges paid by Customer to LeaseWeb with respect to the twelve (12) month period prior to the event or events giving rise to such liability.

21.5. All Customer’s claims for compensation end in any case twelve (12) months after the damaging event has taken place, unless:

21.5.1. Customer and LeaseWeb have come to a written arrangement; or

21.5.2.

Customer has commenced legal action in accordance with Section 23 below.

22.

Notices

22.1. Unless specified otherwise herein, any notice or other communication under or in connection with the Agreement shall be in writing and shall be delivered personally or sent by registered mail (aangetekend) or by pre-paid recorded courier delivery or by fax, to the Party due to receive the notice at its address set out below or such other address as any Party may specify by notice in writing to the other:

If to LeaseWeb:

LeaseWeb BV

Attn: Legal Department

v2010-1_1

J.W. Lucasweg 35 2031BE Haarlem The Netherlands Tel: +31 20 3162880 Fax:+31 20 3162890

If to Customer:

to the person and at the address specified above in the Master Agreement or in the

Customer Details Form (Annex A.0)

22.2. Unless otherwise provided herein, notices shall be sent by registered or certified mail, return receipt required, or by prepaid commercial overnight delivery service, or by facsimile transmission confirmed by the receiving Party and shall be deemed served or delivered to the addressee when received or refused at the address for notice specified above.

23.

Governing Law and Dispute Resolution

23.1. The Agreement and all matters arising there from or connected therewith shall be construed and enforced in accordance with the laws of The Netherlands.

23.2. The courts of Amsterdam, The Netherlands, shall have exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with the Agreement and/or other agreements or other legal relationships resulting from the Agreement.

24.

Change Order Procedure

24.1. During the term of an Order, Customer may request a change of the Order (the “Change Request”). Customer should submit its Change Request in writing to LeaseWeb and specify the relevant Order and the proposed change(s). Customer should send its Change Request to LeaseWeb either by fax (+31203162890) or by e-mail (sales@leaseweb.com) for the attention of the Sales Department.

24.2. Every Change Request is subject to acceptance and approval by LeaseWeb, which may – subject to the provisions of the Order Form and/or relevant Annex – be granted or withheld at LeaseWeb’s sole discretion. Without prejudice to the generality of Section 26.2 below, any acceptance and approval of a Change Request shall only be valid if confirmed in writing by an authorised representative of LeaseWeb. As a general rule, any such confirmation will be made by means of a Change Order Form (Annex A.2).

24.3. LeaseWeb shall be entitled to set conditions to its acceptance and approval of the Change Request, e.g. adjustment of the Service Charges, payment by Customer of a charge for administrative activities and/or payment by Customer of any other non-recurring charges in relation to effecting the change. Such conditions, adjustment and charges will be specified in the Change Order Form.

24.4. In the event that Customer objects to any of the conditions set out in the Change Order Form, as referred to in Section 24.3 above, LeaseWeb will be deemed to have withheld its acceptance and approval of the Change Request. In the event that Customer makes any alterations to the Change Order Form that was sent to Customer by LeaseWeb, other than completing the required fields in the signature area and signing the Change Order Form for acceptance, such alterations shall: (i) be considered a rejection of the Change Order Form; and (ii) constitute a new Change Request by Customer, which may be accepted or rejected by LeaseWeb at LeaseWeb’s sole discretion.

25.

Miscellaneous

25.1. Waiver: No waiver of any of the terms of the Agreement or of any breach of those terms shall be effective unless such waiver is in writing and signed by the waiving Party. No waiver of any breach shall be deemed to be a waiver of any other or subsequent breach.

25.2. Severability: All provisions contained in the Agreement shall be applied to the extent permitted by applicable law, and if any term, covenant or condition contained in the Agreement shall, to any extent, be invalid or unenforceable in any respect under the laws governing the Agreement, the remainder of the Agreement shall not be affected thereby, and each term, covenant or condition thereof shall be valid and enforceable to the fullest extent permitted by law;

v2010-1_1

25.3. No Personal Liability: Each action or claim against either Customer or LeaseWeb arising under or relating to the Agreement shall be made only against such Party as a corporation, and any liability relating thereto shall be enforceable only against the corporate assets of such Party;

25.4. Relationship of the Parties: The relationship between Customer and LeaseWeb shall not be that of partners or agents of one another, and nothing contained in the Agreement shall be deemed to constitute a partnership or agency agreement between them. Neither Party shall have the authority to assume or create any obligation on behalf of, in the name of, or binding upon the other Party;

25.5. Counterparts: The Master Agreement and each Order Form may be executed in counterparts (which may be originals, photocopies, or copies sent by facsimile transmission), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

26. Entire Agreement

26.1. This Agreement represents the entire understanding of the Parties with respect to the subject matter hereof supersedes all prior agreements between the Parties, whether written or oral, with respect to the subject matter hereof.

26.2. Notwithstanding the right of LeaseWeb to update the LeaseWeb Policies from time to time in accordance with Section 1.3, the Agreement cannot be modified except in writing signed by both Parties.

IN WITNESS WHEREOF

this Master Agreement was duly executed by the Parties in two (2) counter parts on the date set out below,

For and on behalf of,

For and on behalf of,

LeaseWeb B.V.

Customer

Name: Title: Date:

Name: Title: Date:

V6_0_22_0

Customer Details Form (A.0)

LeaseWeb and Customer have executed an Internet Services Master Agreement (the “Master Agreement”). The parties agree that the terms and conditions of the Master Agreement govern this Services Annex. In the event of any conflict between the terms of the Services Annex and the Master Agreement, the Services Annex shall control. Capitalized terms used in this Services Annex shall have the same meaning as in the Master Agreement and vice versa unless otherwise defined herein.

Targets
RFI Date	1-8-2010
RFS Date	RFI Date
Effective date	1-8-2010
Contract Term	12 months

General
Order Form	#397415 - 01-08-2010 - OxaMedia Corporation
Company	OxaMedia Corporation
Company registry
Contact	Mr Reid Stillman
Tel	+1 6465200693
Mobile	+1 5617711326
Fax
E-mail	server@oxamedia.com
Postal Address	55 S.E. 2nd Ave, 33444, Delray Beach, FL, U.S.A.
Company Address	Postal address

Emergency
Tel1	+39 393 9275245
Tel 2	+1 5617711326
Tel 3
E-mail	server@oxamedia.com

Billing
Frequency	1 months in advance
VAT (19%)	NO
VAT Number
Billing Address	55 S.E. 2nd Ave, 33444, Delray Beach, FL, U.S.A.
Method of payment	Invoice
Deposit	--

Banking details
Account name
Account number
Bank
City

Credit Card
Type	ECMC / Visa / Amex
Name on card
Number
Expiry date
Security code

v2010-1_1

LeaseWeb - Service Descriptions
(Annex B – Annex J)

i.

Set out in this document are LeaseWeb Annex B – Annex J, which describe Services offered by LeaseWeb and consist of the following:

Annex B:

IP Connectivity

Annex C: SLA

Annex D:

Equipment

Annex E:

Rackspace

Annex F:

Network Performance

Annex G:

Compensation

Annex H:

Fault handling

Annex I:

Remote Hands

Annex J:

Extra services

ii.

LeaseWeb and Customer have executed an Internet Services Master Agreement (the “Master Agreement”). The provisions of the Master Agreement, including the definitions used therein, shall apply to the Annexes set out below (Annex B – Annex J).

ANNEX B – IP CONNECTIVITY

1 Services

1.1

Customer agrees to lease from LeaseWeb, and LeaseWeb agrees to lease to Customer, a connection to the Internet (the “IP Connectivity”).

1.2

The Services are covered by the Network Performance Target (the “NPT”), which is specified in Annex F (Network Performance). LeaseWeb reserves the right to amend the NPT from time to time, effective upon posting of the revised NPT at the LeaseWeb website. The NPT sets forth the Customer’s sole remedies for any claim relating to IP Connectivity, including any failure to meet the service level objectives set forth in the NPT. LeaseWeb’s records and data shall be the basis for all NPT calculations and determinations.

1.3

Customer is, whenever applicable for Customer, responsible for (i) providing the first point of contact for its end users’ support inquiries; (ii) providing software fulfilment to its end users; (iii) running its own primary and secondary domain name service for its end users; (iv) registering its end users’ domain names; (v) using BGP4 routing to the Network pursuant to LeaseWeb’s BGP4 routing policy, if requested by LeaseWeb; (vi) collecting route additions and changes, and providing them to LeaseWeb; and (vii) registering with the appropriate agency all IP addresses provided by LeaseWeb to Customer that are allocated to end users.

1.4

Customer may resell the IP Connectivity to its end users, but shall not resell IP Connectivity in their entirety without LeaseWeb’s prior written approval, which may be granted or withheld in LeaseWeb’s sole discretion, which consent shall not be unreasonably withheld.

1.5

Without the prior written approval of LeaseWeb, Customer is not allowed to use other connections to Customers Equipment in the Rackspace, other than the IP Connectivity and other connections from LeaseWeb. This includes Internet, Intranet, wireless, DSL, ISDN, PTN, satellite, IX, LAN and WAN connections.

1.6

IP Connectivity can only be used in the applicable month and cannot be transferred to Equipment other than defined in the Order Form.

1.7

Customer shall choose one of the following specific IP Connectivity types, whereby Customer’s choice will be specified in the Order Form:

1.7.1

Premium

1.7.2 Standard 1.7.3 Volume

1.8

Besides the IP Connectivity types, Customer may have its Colocated Equipment connected via a Local

Load Balancing or Global Load Balancing solution. All these options are covered by a different NPT, as described in Annex F (Network Performance).

v2010-1_1

LeaseWeb - Service Descriptions
(Annex B – Annex J)

2 Methods

2.1

IP Connectivity can either be a Datatraffic (the “Datatraffic”) or Bandwidth (the “Bandwidth”) package. These packages are based on either a Flat rate (the “Flat Fee”) or on continuous measurements that will be combined at the end of each month (the “Measured Fee”) as per the Order Form.

2.2

Datatraffic is always based on a Measured Fee and is the sum of the inbound and outbound traffic at Customer’s Interconnect Point. The applicable scales are MB (MegaByte), GB (GigaByte) and TB (TeraByte).

2.3

Bandwidth can be based on a Flat Fee or Measured Fee. If a Flat Fee has been agreed in the Order Form, Customer is given a bandwidth for disposal, with a maximum level it cannot exceed (port configuration). If a Measured Fee has been agreed in the Order Form, this shall be the higher of inbound and outbound traffic at Customer’s Interconnect Point. The Measured Fee will be calculated and billed by default as a “95th percentile” or on request as an “Average”. The applicable scales are Kbps (Kilobits per second), Mbps (Megabits per second) and Gbps (Gigabits per second). The following abbreviations shall have the same meaning: Kbit = Kbps, Mbit = Mbps and Gbit = Gbps.

2.4

Customer commits to a Datatraffic or Bandwidth package as specified in the Order Form (the “Committed Datatraffic”) or (the “Committed Bandwidth”). The actual Datatraffic or Bandwidth is measured at the end of each month (the “Actual Datatraffic”) or (the “Actual Bandwidth”).

2.5

Extra traffic is the situation when the Actual Datatraffic or Actual Bandwidth exceeds the Committed Datatraffic or Committed Bandwidth (the “Extra Datatraffic”) or (the “Extra Bandwidth”). This will not be possible with Flat Fee packages.

2.6

If the Actual Datatraffic or Actual Bandwidth is lower than or equal to the Committed Datatraffic or Committed Bandwidth, there will be no extra cost. Customer is not entitled to receive restitution for the unused Datatraffic or Bandwidth.

2.7

If the Actual Datatraffic or Actual Bandwidth is higher than the Committed Datatraffic or Committed Bandwidth, LeaseWeb will be entitled to payment by Customer of additional Service Charges, in accordance with the ‘surcharge rate’ specified in the Order Form. Extra Datatraffic will be charged with a MB granularity, at a standard MB pricing. Extra Bandwidth will be charged with a Kbps granularity, at the Committed Bandwidth pricing.

2.8

Traffic for a local backup will not be added to the Datatraffic or Bandwidth, if Customer schedules this backup according the procedure defined in Annex C (SLA).

3 Upgrade / Downgrade / Switch

3.1

Subject to the provisions of the Change Order Procedure - set out in the Master Agreement - and the provisions of this Section 3, Customer shall be entitled to request an Upgrade / Downgrade / Switch with respect to IP Connectivity.

3.2

Subject to LeaseWeb having sufficient capacity at the time of Customer’s request, and without prejudice to the provisions of the Change Order Procedure, Customer shall be allowed to upgrade the Committed Datatraffic or Committed Bandwidth at any time (the “Upgrade Datatraffic”) or (the “Upgrade Bandwidth”). If LeaseWeb has determined that it has sufficient capacity to accept Customers request, the Upgrade will become effective: (a) the first day of the month in which LeaseWeb has accepted Customer’s request, in the event that Customer’s written request was received by LeaseWeb before the 20th day of that month; or (b) the first day of the month following the month in which LeaseWeb has accepted Customer’s request, in the event that the Customer’s request was received by LeaseWeb on or after the 20th day of that month.

3.3

Customer is allowed to downgrade the Committed Datatraffic or Committed Bandwidth at the end of the Term of the applicable order, as set out in the Order Form.

3.4

Without prejudice to the generality of the provisions set out above in Section 3.1, Customer shall not be entitled to switch between Datatraffic and/or Bandwidth packages, unless such Switch has been accepted in writing by an authorised representative of LeaseWeb.

4 Connection

4.1

The interconnection point between Customer’s Equipment and the Network shall be a port on LeaseWeb’s switch and/or router and/or firewall (the “Interconnect Point”) located in the Datacenter that is specified in the Order Form.

v2010-1_1

LeaseWeb - Service Descriptions
(Annex B – Annex J)

4.2

Customer shall be solely responsible for provisioning and maintaining all interconnections, including without limitation all local loops, between Customer’s network and equipment and the Interconnect Point necessary for Customer to use the Services.

4.3

The standard Interconnect Point will be a Fast Ethernet (FE) port on a LeaseWeb switch. LeaseWeb may decide to provide a different port, should circumstances require it (e.g. GE, STM1).

4.4

Customer is allowed to burst to full port speed. LeaseWeb can take measures to regulate these bursts, if it the bursts exceed 5 times the Committed Bandwidth or Committed Datatraffic, with the guideline that in case of a Datatraffic 1Gb equals 3Kbps for this Section. Customer shall use the Datatraffic evenly during the month.

5

Monitoring and Billing

5.1

LeaseWeb’s monitoring system measures Customer’s IP Connectivity every 5 minutes at the Interconnection Point. The 5-minute average data is displayed on a daily graph. The monitoring system preserves the 5-minute average data for 1 month. Only LeaseWeb’s measurements will be used.

5.2

Datatraffic: the monthly datatraffic samples are added up as to make a sum of all inbound and outbound traffic at Customer’s Interconnect Point in that month. Customer is billed on a volume basis; i.e. total GigaBytes delivered.

5.3

Bandwidth: the monthly bandwidth is used as the basis for the rate for that month. Customer is billed on a bandwidth basis. This is either a “Flat Fee” or a “Measured Fee”.

Flat Fee	a maximum level that cannot be exceeded
Measured Fee	Measurement will, in accordance with the Order Form, take place on the basis of:
· 95th percentile (default): the monthly samples are sorted, and the top 5%

(approximately 450) samples are discarded. The highest remaining value is used as the basis for the rate for that month, and is referred to as 95th percentile speed. This effectively removes 36 hours of the highest bandwidth usage per month at Customer’s Interconnect Point; or

· Average: the average monthly bandwidth. This average method can only be used when specifically authorized by LeaseWeb

5.4

From the RFS Date, Customer will be granted access to LeaseWeb’s web based ‘Self Service Center’. In the Self Service Center, Customer will – among other – be able to monitor the daily, weekly, monthly and yearly graphs of Customer’s IP Connectivity.

6

Use of IP’s

6.1

IP Connectivity includes a number of IPv4 IP’s (the “IP’s”) as specified in the Order Form. Customer can request more IP’s, at an extra cost.

6.2

Customer is aware that a shortage of IP’s exists. Customer shall therefore use IP’s in a conservative manner as this is being propagated by the IANA (Internet Assigned Numbers Authority) and its RIR’s (Regional Internet Registries). A request by Customer for more than sixteen (16) IP’s shall be accompanied by a written explanation describing the distribution of the IP’s over Customer’s Equipment.

6.3

Customer shall only use the IP’s that have been assigned by LeaseWeb to Customer. In case Customer has more than one (1) piece of Equipment, Customer shall provide a list containing Customer’s Equipment and the assigned IP’s. Customer shall notify LeaseWeb of any change in the assignment of IP’s to Customer’s Equipment.

6.4

In the event of any breach of this Section 6 by Customer, in the form of abuse or misuse of IP’s (e.g. in the form of IP high jacking), in addition to any other remedies available to LeaseWeb, LeaseWeb shall have the right to suspend the applicable Services, in accordance with the relevant provisions of the Master Agreement. Customer shall pay all costs related to this breach.

6.5

LeaseWeb provides the IP’s on a temporary basis. Customer will only have the temporary right of use and cannot transfer the IP’s to another ISP. Upon a written notice of at least two (2) months, LeaseWeb may exchange the IP’s that are being used by Customer for different IP’s.

v2010-1_1

LeaseWeb - Service Descriptions
(Annex B – Annex J)

Annex C - SLA

1

Service Level Agreement

1.1

If a Customer orders a service level agreement, and LeaseWeb has accepted such order, LeaseWeb shall be responsible for maintaining (i) the Dedicated Equipment used by Customer; and/or (ii) Equipment sold and delivered by LeaseWeb to Customer.

1.2

Subject to the chosen SLA level by Customer (the “SLA”) and the procedures defined in this Annex, LeaseWeb shall provide the support services described in this Annex to (i) the Dedicated Equipment used by Customer; and/or (ii) Equipment sold and delivered by LeaseWeb to Customer (“SLA Support”).

1.3

Customer may also request LeaseWeb to perform support outside of the SLA or certain additional support services (the “Additional Support”) described in this Annex. LeaseWeb shall charge Customer for such Additional Support.

1.4

LeaseWeb shall not charge Customer for SLA and/or Additional Support utilized to remedy any event or condition caused by LeaseWeb’s gross negligence or wilful misconduct. LeaseWeb shall charge Customer for SLA and/or Additional Support utilized to remedy any event or condition caused by Customer’s gross negligence, wilful misconduct and/or improper maintenance.

1.5

LeaseWeb may decline a Customer request to perform Additional Support in LeaseWeb’s sole discretion, in which case the performance of such services shall be Customer’s sole responsibility. Notwithstanding the foregoing, LeaseWeb may withhold its approval of Customer’s performance of certain services in LeaseWeb’s sole discretion if such services are unavailable at the relevant Datacenter or if LeaseWeb and/or Customer are otherwise prohibited from performing such services at the Datacenter.

1.6

The SLA Schedule contains various items. These are:

1.6.1

SLA Level;

1.6.2

Support Availability;

1.6.3

Response Time;

1.6.4

Monitoring.

2 SLA Level

2.1

LeaseWeb offers different SLA Levels. Upon the commencement of the agreement Customer chooses a SLA. This SLA may be upgraded during the Term. This SLA may only be downgraded at the end of the Term.

2.2

The SLA is only applicable to (i) the Dedicated Equipment used by Customer; and/or (ii) the Equipment sold and delivered by LeaseWeb to Customer, as specified in the Order Form. The SLA is not transferable to other Equipment.

3

Support Availability

3.1

Support Availability is defined as the period of time in which Customer is entitled to receive support under this SLA.

3.2

LeaseWeb may decline a Customer’s request to perform Additional Support in LeaseWeb’s sole discretion, in which case the performance of such services shall be Customer’s sole responsibility.

3.3

Customer shall only use the Fault Handling procedure (Annex H).

4 Response Time

4.1

Response Time is defined as the period of time in which the LeaseWeb engineer has to respond to a Customer’s support request call.

4.2

Customer shall be reachable on Customer’s Emergency numbers, specified in the Customer Details Form (Annex A.0). The maximum Response Time will be extended by the period of time that Customer cannot be reached on the Emergency numbers.

5 Monitoring

5.1

LeaseWeb will monitor Customer’s Equipment 24/7. This monitoring is being done by sending an Internet Control Message Protocol (“ICMP”) signal to Customer’s IP address at an interval of five (5) minutes. When this signal is not returned for a third (3rd) time in a row, an alert message is sent to the LeaseWeb NOC via e-mail and/or sms.

5.2

Upon receiving an alert message, LeaseWeb will take action and/or notify Customer.

5.3

At an extra charge Customer can choose to receive this alert via e-mail and/or sms. At an extra charge, Customer can choose to have the Equipment monitored via other protocols than ICMP.

Customer ____

11

LeaseWeb ____

v2010-1_1

LeaseWeb - Service Descriptions
(Annex B – Annex J)

6 Hardware

6.1

Hardware is the physical part of the Equipment (the “Hardware”).

6.2

LeaseWeb uses quality hardware from various Hardware manufacturers. If included in the SLA,

LeaseWeb guarantees the availability of proper functioning Hardware as specified in the Order Form.

6.3

In case of a Hardware failure, LeaseWeb will repair the Hardware and/or replace it with comparable Hardware. If the hardware is property of LeaseWeb, all the Hardware cost will be at LeaseWeb’s expense. If the Hardware is property of Customer, all the Hardware cost will be at Customer’s expense.

6.4

LeaseWeb has Service levels with its Hardware manufacturers. LeaseWeb shall not be held responsible in case the Hardware manufacturers do not meet the agreed Service levels.

7 Software / Operating System

7.1

Software is the non-physical part of the Equipment. It is a general term used to describe the role that computer programs, procedures and documentation play in a computer system (the “Software”).

7.2

The operating system is the Software on a computer that manages the way different programs use the Hardware, and regulates the ways that a user controls the computer (“OS”).

7.3

LeaseWeb only provides support in respect of the OS.

7.4

In case of a malfunction to the OS, LeaseWeb will use its best efforts to restore the OS to its original state in cooperation with Customer. Should it reasonably not be possible to restore the OS to its original state, the OS will be reinstalled. For the avoidance of doubt: LeaseWeb shall not be responsible or liable for any loss of data, databases or technology related to a malfunction of the OS or the restoration or reinstallation of the OS.

7.5

LeaseWeb shall not be held responsible for any known and/or suspected malfunctions and/or bugs in the Software.

8

Additional Support

8.1

In the event that Customer requests LeaseWeb to perform Services other than those specified above in Sections 5 (Monitoring), 6 (Hardware) and 7 (Software / Operating System), such will be considered a request for additional support or additional Service. LeaseWeb may accept or decline Customer’s request in its sole discretion.

8.2

Should LeaseWeb accept Customer’s request, the Service shall be charged in economical quarter hour increments, the number of minutes required to complete the task rounded to the next quarter hour, regardless of the level of complexity required to complete the assignment. The applicable hourly rate shall depend on whether the Service is being provided during Business Hours or during Non-Business Hours

9 Limitations

9.1

Customer shall not make structural alterations to the Equipment covered by a SLA, without LeaseWeb’s prior written consent. Support not defined by this Annex is not covered by the SLA Support.

9.2

This Annex is based on a Best-Effort policy. LeaseWeb does not guarantee that Customer’s Equipment will be repaired and/or replaced. LeaseWeb guarantees that Customer will receive SLA Support according this Annex.

9.3

SLA Self Managed is not covered by any guarantee in terms of Response time and/or service time.

9.4

Non-standard Equipment is Equipment that LeaseWeb does not sell and/or lease (the “Non-standard

Equipment”). Standard Equipment is Equipment that LeaseWeb does sell and/or lease (the “Standard Equipment”). The Non-standard Equipment shall be temporarily be replaced by Standard Equipment in case of Customer’s legitimate request for SLA Support.

9.5

In the event of any breach of the Agreement by Customer, in addition to any other remedies available to LeaseWeb, LeaseWeb shall have the right to suspend the SLA, including SLA Support, in accordance with the relevant provisions of the Master Agreement.

10 SLA Schedule

SLA	Response Time	Support Availability
Bronze	NBD	any time (24x7x365)
Silver	12 hours	any time (24x7x365)
Gold	4 hours	any time (24x7x365)
Platinum	1 hour	any time (24x7x365)

v2010-1_1

LeaseWeb - Service Descriptions
(Annex B – Annex J)

Definitions:
“24x7x365”	means twenty four (24) hours per day, seven (7) days per week, three hundred and sixty five (365) days per year
“Business Hours”	means 08.30 until 17.30 hours, CE(S)T on Business Days
“Business Day”	means Monday - Friday, excluding official public holidays in the Netherlands
“CE(S)T”	means Central European (Summer) Time
“Every Day”	means Monday - Sunday, including official public holidays in the Netherlands
“NBD”	means Next Business Day
“Non-Business Hours”	means all hours outside Business Hours

ANNEX D - EQUIPMENT

1

Equipment

1.1

Customer’s Equipment is defined as all the equipment, including hardware, software, applications, scripting, data (bases) and wiring, that are placed in the Rackspace for Customer (the “Equipment”). Customer can use the Rackspace by placing Equipment that is the property of Customer (the “Co-located Equipment”) or Equipment that is the property of LeaseWeb (the “Dedicated Equipment”).

1.2

Co-located Equipment, including all backup media and third-party data/licenses placed on the Equipment, shall remain the property of Customer.

1.3

LeaseWeb can lease and/or sell Equipment to Customer. In the event that Customer leases Equipment from LeaseWeb, such lease will be based on a so called ‘Operational Lease’ and the Dedicated Equipment will remain LeaseWeb’s property.

1.4

In case LeaseWeb sells the Equipment to Customer, the Equipment will remain LeaseWeb’s property until the applicable invoice for that Equipment has been fully paid for. Notwithstanding the foregoing, with effect from delivery to Customer of the Equipment sold by LeaseWeb to Customer, such Equipment shall be for the risk and benefit of Customer.

1.5

Any malfunction to Dedicated Equipment is covered by LeaseWeb’s warranty. LeaseWeb will replace the malfunctioning Hardware in accordance with the provisions of Annex C (SLA). Unless the Dedicated Equipment is covered by a SLA, LeaseWeb cannot guarantee the replacement time.

1.6

With respect to the Equipment sold by LeaseWeb to Customer, LeaseWeb will provide a hardware warranty to Customer that is equivalent or equal to the warranty granted to LeaseWeb by the manufacturer / supplier of such Equipment. To the extent possible,:

1.6.1

LeaseWeb will transfer to Customer and Customer will accept the warranty that LeaseWeb has received from the manufacturer / supplier of the Equipment; or

1.6.2

LeaseWeb will arrange that the manufacturer / supplier of the Equipment grants such warranty directly to Customer.

In the events referred to in Sections 1.6.1 and 1.6.2 above, Customer will not have any recourse against LeaseWeb with respect to such Equipment sold by LeaseWeb to Customer, but in stead may seek recourse directly from the manufacturer / supplier of such Equipment.

1.7

Customer is responsible for the maintenance and support of its Colocated Equipment, unless Customer has ordered a service level agreement with respect to the Colocated Equipment and LeaseWeb has accepted such order. In that case LeaseWeb shall be responsible for the support of Customer’s Colocated Equipment specified in the Order Form, in accordance with the service level specified in the Order Form and provisions of Annex C (SLA).

1.8

Equipment shall be rack-mountable, meet industry standards and comply with any applicable safety and other legislation and regulations.

2

Initial installation

2.1

Initial installation of Equipment is defined as the installation of the Operating System (OS) and Direct internet applications on new and/or refurbished hardware (the “Initial installation”).

2.2

Customer is responsible for Initial installation. Customer shall commence the Initial installation on the installation date specified in the Order Form (the “RFI Date”).

2.3

Customer may request LeaseWeb to do the Initial installation on Customer’s Equipment. LeaseWeb may accept or decline Customer’s request in its sole discretion.

v2010-1_1

LeaseWeb - Service Descriptions
(Annex B – Annex J)

2.4

If LeaseWeb performs installation of any of Customer’s Equipment, LeaseWeb shall be entitled to payment by Customer of a Service Charge for such installation services.

2.5

Any support actions after the Initial installation will be handled in accordance with the provisions of Annex C (SLA).

2.6

LeaseWeb may delay the RFI Date, in its sole discretion, by giving written notice to Customer; provided, however, that if LeaseWeb delays the RFI Date by more than thirty (30) days after the initial RFI Date, Customer may terminate the relevant Order Form upon written notice to LeaseWeb. LeaseWeb shall have no liability to Customer if the SHL is not available for the installation of Customer’s Equipment on or before the RFI Date; or, if the installation is to be performed by LeaseWeb, the installation is not completed by the RFI Date.

2.7

Prior to the Initial installation of any Customer Equipment by LeaseWeb, Customer shall provide to LeaseWeb an installation schedule containing, as a minimum, a detailed description of the following items: (a) an installation schedule covering the requested software; (b) details of Customer’s hardware and/or software; (c) specific installation requirements. In case Customer requests Initial installation that is non-standard for LeaseWeb, Customer must provide LeaseWeb with a full written description of the procedures to be performed and have on-line support available to the LeaseWeb technicians performing Upgrading. Notwithstanding the foregoing, LeaseWeb does not represent or warrant that its employees have the technical expertise required to address any technical issues that may arise during any Initial installation activity.

2.8

Customer accepts the Initial installation on the actual RFS date according Section 2 of the Master Agreement.

3 Damage

3.1

Customer shall be responsible to reimburse LeaseWeb for the costs of any damage or destruction caused by Customer, its employees, agents, contractors, or invitees to the Equipment that is not Customer’s property. Customer shall reimburse all such amounts to LeaseWeb within five (5) business days of receipt of an invoice for such charges from LeaseWeb. Notwithstanding the foregoing, Customer shall not be responsible for reasonable wear and tear to the Dedicated Equipment.

3.2

Customer shall immediately report any damage or destruction to Equipment that is not Customer’s property to LeaseWeb.

3.3

LeaseWeb shall not be liable to Customer for damage or destruction to Customer’s Equipment unless such damage or destruction is caused by the gross negligence or wilful misconduct of LeaseWeb, its employees, agents, contractors, or invitees.

3.4

Any damage or destruction caused by Customer, its employees, agents, contractors, or invitees to the Equipment that is Customer’s property will not be covered by LeaseWeb’s limited hardware warranty. Notwithstanding the foregoing, breakdown due to reasonable wear and tear to the Equipment shall be covered by LeaseWeb’s limited hardware warranty (as specified above in Section 1.6).

ANNEX E - RACKSPACE

1

Rackspace

1.1

LeaseWeb hereby licenses Rackspace to Customer, and Customer hereby licenses Rackspace from LeaseWeb upon and subject to the terms and conditions herein, for the purpose of installing, operating, and maintaining Customer’s Equipment therein.

1.2

Customer’s use of the Rackspace shall be subject at all times to this Annex and the conduct standards and operational procedures for the Datacenter as published to Customer by LeaseWeb in writing from time to time. Customer’s failure to comply with these standards and procedures, or to cause its employees, agents, contractors, and invitees to comply with these standards and procedures, shall be a breach of this Annex.

1.3

Subject to the procedures defined in this Annex, LeaseWeb shall provide support services to Customer’s Equipment located in the Rackspace.

1.4

Customer shall not sublicense or resell or otherwise grant any rights to any third party, further to which the third party would be permitted to install or operate equipment in the Rackspace for its own benefit, without written consent from LeaseWeb. Should Customer act in breach of this Section, LeaseWeb shall be entitled to terminate the Agreement or the relevant Order Form, in accordance with the relevant provisions of the Master Agreement. Such without prejudice to any of LeaseWeb’s other rights and remedies.

Customer ____

14

LeaseWeb ____

v2010-1_1

LeaseWeb - Service Descriptions
(Annex B – Annex J)

1.5

Customer shall not place its logo or any signs on or in the Datacenter or Rackspace without the prior written consent of LeaseWeb, which LeaseWeb may withhold in its sole discretion.

1.6

Customer shall place Customer’s Equipment in the Rackspace according LeaseWeb’s procedures and/or directions.

1.7

Rackspace that is not being used by Customer can be used by LeaseWeb for other purposes than operating Customer’s Equipment. Upon a two (2) Business day notice by fax or e-mail, LeaseWeb will remove LeaseWeb’s Equipment.

1.8

LeaseWeb will provide Rackspace in a secure Cabinet (the “Cabinet”). If Customer chooses to place
Customer’s Cabinet, this Cabinet shall be according industry standards. Customer’s Cabinet shall not exceed the dimensions specified in this Annex and shall be placed on the floor space indicated by LeaseWeb (the “Footprint”).

2

Installation

2.1

Customer shall commence the initial installation of Customer’s Equipment in the Rackspace on the installation date specified in the Order Form (the “RFI Date”). In the event Customer fails to commence the initial installation of Customer’s Equipment on or before the fifth calendar day following the RFI Date, LeaseWeb shall work with Customer in good faith to establish a new RFI Date. If LeaseWeb and Customer cannot agree upon a new RFI Date within seven (7) business days after the initial RFI Date, then either party shall be entitled to terminate the relevant Order Form upon written notice to the other party without further liability. LeaseWeb may delay the RFI Date, in its sole discretion, by written notice to Customer; provided, however, that if LeaseWeb delays the RFI Date by more than thirty (30) days after the initial RFI Date, Customer may terminate the relevant Order Form upon written notice to LeaseWeb. LeaseWeb shall have no liability to Customer if the Rackspace is not available for the installation of Customer’s Equipment on or before the RFI Date; or, if the installation is to be performed by LeaseWeb, the installation is not completed by the RFI Date.

2.2

Customer may request LeaseWeb to install Customer’s Equipment in the Rackspace. LeaseWeb may accept or decline Customer’s request in its sole discretion. If LeaseWeb performs installation of any of Customer’s Equipment, Customer shall pay LeaseWeb the agreed Services Charges for such installation services.

2.3

Prior to the installation of any Customer Equipment at the Rackspace, whether installed by LeaseWeb or
Customer, Customer shall provide to LeaseWeb an installation schedule containing, as a minimum, a detailed description of the following items: (a) an installation schedule covering the period from Customer Equipment delivery to final installation and/or circuit interconnections; (b) details of Customer Equipment delivery; (c) a list of persons authorized for access to the Rackspace; (d) Customer points of contact for the delivery and installation of Customer Equipment; (e) an updated list of Customer Equipment to be installed, including its dimensions and specifications (including, without limitation, make, type, dimensions, power required, and heat dissipation); and (f) details of the physical installation, such as relative placement of Customer Equipment in the Rackspace.

2.4

Customer shall not make any alterations to the Rackspace or the Datacenter, or make construction changes or material alternations to the interior or exterior portions of the Rackspace or the Datacenter, including without limitation the installation of walls, partitions, drop ceilings, lighting, HVAC, plumbing, or any electrical distribution or power supplies. Rackspace shall not modify, move, replace, or remove any equipment, fixture, or other property of LeaseWeb or any other party in the Datacenter.

2.5

LeaseWeb Datacenters have little or no storage area. LeaseWeb cannot assure the safety of Customer
Equipment that is not secured in the Rackspace or contained within the Datacenter. If Customer is not ready to install certain equipment, and it is too bulky to contain within the Rackspace, LeaseWeb may require Customer to store the Equipment in a storage area at Customer’s expense.

3 Access

3.1

Subject to the access and security rules in effect for the Datacenter, Customer shall have access to the
Rackspace and Customer’s Equipment. Customer can request access via the procedure outlined in this Annex and Customer shall then pay an access fee to LeaseWeb, as an extra Service Charge.

3.2

On a daily basis, a maximum of 3 persons is allowed to access the Datacenter. Any person with a 24/7
Access Card may have access at no charge for up to three (3) persons, including the cardholder. Any person without a 24/7 Access Card, not accompanied by a cardholder, may have access at a charge. Only the first person will be charged. Access is charged on a thirty (30) minutes interval, with a minimum of one (1) hour.

Customer ____

15

LeaseWeb ____

v2010-1_1

LeaseWeb - Service Descriptions
(Annex B – Annex J)

3.3

Customer is responsible for all persons that receive access on behalf of Customer.

3.4

Customer with a 24/7 Access Card: Customer shall give LeaseWeb at least one (1) hours’ notice of its need to gain access to the Rackspace.

3.5

Customer without a 24/7 Access Card: Customer shall give LeaseWeb at least one (1) business days’
notice of its need to gain access to the Rackspace.

3.6

Customer shall provide LeaseWeb with a list of persons authorized for access to the Rackspace and
Customer’s Equipment, which Customer may amend from time to time upon written notice to LeaseWeb.

3.7

LeaseWeb may require, at its sole discretion, that a LeaseWeb representative escort any representative of Customer accessing the Rackspace. Also, the house rules of the Datacenter may provide that the owner or lessor of the Datacenter may - under circumstances - require that one of its staff escorts any representative of Customer accessing the Rackspace.

3.8

If LeaseWeb personnel provide escort during Customer access to the Rackspace, such shall be considered an additional Service for which LeaseWeb shall charge Customer an additional Service Charge (escort charge) in addition to all escort charges imposed on LeaseWeb by the Datacenter owner. If a representative of Customer is accompanied by an escort provided by the owner or lessor of the Datacenter while accessing the Rackspace, Customer shall pay LeaseWeb all related escort charges that may be imposed on LeaseWeb.

3.9

LeaseWeb may, pursuant to the relevant provisions of the Master Agreement, suspend Customer’s right to access (i.e. refuse access to Customer), if that Customer does not pay its invoice(s).

4

Interconnections

4.1

Customer is not allowed to install and/or have installed any connection other than the connection that has been installed and approved by LeaseWeb. Customer may request to LeaseWeb in writing that LeaseWeb permit an other provider with or without a presence in the Datacenter to establish a connection to the Rackspace. LeaseWeb may grant or deny any such request in its sole discretion.

4.2

In-Datacenter Cross-Connects: All physical interconnections to and from Customer’s Equipment within the
Datacenter and the Building shall be made by LeaseWeb. Customer may request LeaseWeb to make interconnections between Customer’s Equipment and (a) LeaseWeb’s equipment; (b) the equipment of any local telecommunication service providers in the Datacenter; and/or (c) the equipment of any Customer or provider of Customer’s located in the Datacenter. LeaseWeb may accept or decline Customer’s request in its sole discretion. LeaseWeb shall charge Customer for the cost of all interconnections, as an additional Service Charge. Customer shall coordinate with LeaseWeb in the exchange of technical information relating to its interconnection requirements in order for LeaseWeb to provide and install the relevant interconnect facilities. Customer agrees to provide LeaseWeb with at least ten (10) days prior written notice of any interconnection required by Customer. LeaseWeb shall use its best efforts to perform interconnections within fifteen (15) business days after receipt of an interconnection Service Request from Customer, subject to its acceptance of such request.

4.3

Local Loop Installation Support: With regard to local loops not related to Customer’s use of data services purchased by Customer from LeaseWeb, Customer may request LeaseWeb to order and install local loop connections between Customer’s Equipment and local exchange or competitive providers in the Datacenter. LeaseWeb may accept or decline Customer’s request in its sole discretion. LeaseWeb will charge Customer an additional Service Charge for local loop installation services, and for the interconnection.

4.4

Local Loop Provisioning Service: In order to utilize data services purchased by Customer from LeaseWeb,
Customer may request LeaseWeb to order, provide, and manage local loop connections between Customer’s Equipment and local exchange or competitive access providers in the Datacenter. LeaseWeb may accept or decline Customer’s request in its sole discretion.

4.5

With respect to interconnections with local telecommunications providers, Customer may interconnect
Customer’s Equipment only with those local telecommunications providers with a presence in the Datacenter. Customer may request to LeaseWeb in writing that LeaseWeb permit a local provider without a presence in the Datacenter to establish a presence in the Rackspace. LeaseWeb may grant or deny any such request in its sole discretion. LeaseWeb must coordinate all such connections with the Datacenter owner/lessor/licensor. LeaseWeb cannot guarantee that the Datacenter owner/lessor/licensor will cooperate in permitting additional local telecommunications company’s access to the Building or the Datacenter. If LeaseWeb approves Customer’s request, LeaseWeb shall manage the implementation of the local Telco presence in the Rackspace at Customer’s sole cost and expense, plus a 25% project management fee.

Customer ____

16

LeaseWeb ____

v2010-1_1

LeaseWeb - Service Descriptions
(Annex B – Annex J)

4.6

Customer shall provide LeaseWeb with a cable run-out listing that contains details of every cable type used in Customer’s interconnections within the Rackspace and the Datacenter, and the termination points of such interconnections.

4.7

All cabling and connections up to the Interconnection point (Customer’s network) are the responsibility of the Customer, and shall be performed by Customer. All cabling and connections from the Interconnection point (LeaseWeb’s network) are the responsibility of the LeaseWeb, and shall be performed by LeaseWeb.

5

Relocation

5.1

Upon at least thirty (30) days prior notice to Customer, LeaseWeb may relocate the Rackspace. Customer shall be responsible for relocating Customer’s Equipment to the new Rackspace; provided, however, that LeaseWeb may relocate Customer’s Equipment if LeaseWeb notifies Customer of its intent to do so in LeaseWeb’s notice of relocation. In the event LeaseWeb elects to relocate Customer’s Equipment, LeaseWeb shall coordinate such relocation with Customer. If LeaseWeb does not elect to relocate Customer’s Equipment, Customer shall use its best efforts to minimize relocation costs.

5.2

LeaseWeb shall be responsible for all actual costs and expenses of Customer arising directly out of any relocation, excluding the costs of any new interconnections that Customer may require or the procurement, delivery, and/or installation of any duplicate Customer Equipment required to accomplish the relocation.

5.3

The new Rackspace shall be subject to all of the terms and conditions of this Annex. Relocation shall not be a reason for termination of the Master Agreement and/or the Services and/or this Annex.

5.4

Customer acknowledges that LeaseWeb’s ability to grant Customer a license to use the Rackspace is subject to all leases, licenses, and/or other agreements (each a “Facility Agreement”) executed by and between LeaseWeb and LeaseWeb’s lessor/licensor. In the event of the expiration or termination of LeaseWeb’s Facility Agreement for the Datacenter, LeaseWeb may - without liability to Customer - terminate the relevant Order Form (in whole or in part), upon giving written notice to Customer. LeaseWeb agrees to give at least sixty (60) days prior written notice to Customer (or, if it is not possible to give 60 days notice, as much notice as possible under the circumstances) of the termination or expiration of the Facility Agreement governing LeaseWeb’s use of the Datacenter, or any other condition arising under such Facility Agreement which may adversely affect Customer’s use of the Rackspace or LeaseWeb’s ability to perform its obligations under this Annex.

6

Service Interruptions

6.1

In case of an interruption or failure of any of the electrical power, back-up power, and/or HVAC serving the
Rackspace and/or Customer’s Equipment (the “Services”), LeaseWeb shall use commercially reasonable efforts to restore the affected Services as soon as possible. If LeaseWeb elects, it may substitute reasonably equivalent Services. Notwithstanding the foregoing, Customer understands and agrees that the utility systems (including the provision and maintenance of a back-up generator, electrical system and equipment, and heating, ventilating and air-conditioning system and equipment) serving the Datacenter and the Rackspace may be the responsibility of third parties from whom LeaseWeb leases or licenses the Datacenter, and that such systems are not within LeaseWeb’s responsibility or control. Accordingly, Customer agrees that the Datacenter specifications provided to Customer by LeaseWeb are targets only, which LeaseWeb shall use its best efforts to achieve. LeaseWeb shall have no liability to Customer for the unavailability, suspension, or failure of the Services or any utility or other system serving the Datacenter and/or the Rackspace, other than the compensation as described in Annex G.

7 Removal of Equipment

7.1

Customer shall not remove Equipment from the Rackspace that is not Customer’s property.

7.2

Customer shall give LeaseWeb a written notice by e-mail or fax of at least two (2) Business days before removing Equipment from the Rackspace.

7.3

Within ten (10) business days after the expiration or termination of the Order Form, Customer shall remove all of Customer’s Equipment from the Rackspace, the Datacenter, and the Building. In the event that Customer has not removed all of Customer’s Equipment within this ten (10) business day period, LeaseWeb may remove Customer’s Equipment and store it at Customer’s expense.

7.4

If Customer has not reclaimed Customer’s Equipment within thirty (30) days after the expiration or termination date of the Order Form, Customer shall be deemed to have abandoned Customer’s Equipment, and LeaseWeb may dispose of it at Customer’s expense in any manner LeaseWeb sees fit

Customer ____

17

LeaseWeb ____

v2010-1_1

LeaseWeb - Service Descriptions
(Annex B – Annex J)

without liability to Customer. LeaseWeb shall have no liability to Customer for any damage or loss to any of Customer’s Equipment during removal or storage of the Customer’s Equipment pursuant to this Section.

8 Damage; Repair

8.1

Customer shall be responsible to reimburse LeaseWeb for the costs of any damage or destruction caused by Customer, its employees, agents, contractors, or invitees to the Rackspace, or the Datacenter, or to the property of LeaseWeb or any third party. Customer shall reimburse all such amounts to LeaseWeb within five (5) business days of receipt of an invoice for such charges from LeaseWeb. Notwithstanding the foregoing, Customer shall not be responsible for reasonable wear and tear to the Rackspace caused by Customer’s occupancy and use thereof pursuant to this Annex.

8.2

Customer shall immediately report any damage or destruction to Rackspace, the Datacenter, or the
Building, or to the property of LeaseWeb or any third party, to LeaseWeb.

8.3

LeaseWeb shall not be liable to Customer for damage or destruction to Customer’s Equipment or to any other property of Customer unless such damage or destruction is caused by the gross negligence or wilful misconduct of LeaseWeb, its employees, agents, contractors, or invitees.

8.4

If the Rackspace becomes damaged by fire or other casualty, or if Customer’s use of the Rackspace is interfered with due to damage to the Datacenter, the Rackspace Fee payable by Customer shall abate or be reduced proportionately for the period in which, by reason of such damage, there is substantial interference with Customer’s use of the Rackspace, having regard to the extent to which Customer may be required to discontinue its use of the Rackspace. Such abatement or reduction shall end if and when (i) LeaseWeb has substantially restored the Rackspace (exclusive of Customer’s fixtures, furnishings, Customer’s Equipment and the like or work performed therein by Customer) to substantially the condition in which the Rackspace was in prior to such damage; and/or (ii) the interference with Customer’s use of the Rackspace has been eliminated. If the damage cannot reasonably be repaired within thirty (30) days from date on which the damage occurred, or if any part of the Rackspace, or those parts of the Datacenter providing access to Rackspace, is taken by an exercise of the right of eminent domain, then either party shall have the right to terminate the Order Form by giving written notice to the other of its election so to do.

9 Specifications

9.1

Datacenter locations:

9.1.1

Easynet (AMS-ESY): Capronilaan 2, 1119NR, Schiphol-Rijk, The Netherlands

9.1.2

EvoSwitch (AMS-EVO): J.W. Lucasweg 35, 2031BE, Haarlem, The Netherlands

9.1.3

Schuberg Philis (AMS-SBP): Boeing Avenue 271, 1119PD, Schiphol Rijk, The Netherlands

9.1.4

TeleCityRedbus 2 (AMS-TC2): Kuiperbergweg 13, 1101AE, Amsterdam, The Netherlands

9.2 Rackspace:

9.2.1

Customer Footprint: W x D = 60cm x 100cm (max H = 2200cm)

9.2.2 Customer Cabinet: W x D x H = 60cm x 90/100cm x 2200cm

9.2.3 LeaseWeb Cabinet: W x D x H = 60cm x 90/100cm x 2200/2600cm

U = approximately 4,5cm; The Customer Cabinet will be used to provide Rackspace to 1 Client. The

LeaseWeb Cabinet will be used to provide Rackspace to more than 1 Client.

9.3

Air conditioning:

9.3.1

Maintenance of an air temperature within the Datacenter of 24 degrees Celsius, plus or minus 5 degrees

Celsius, at a point 1.5 meters from floor level and 0.5 meters from the front side of the rack. Maintenance of air humidity at 50% within the Datacenter, plus or minus 25%. This will be done using air conditioners designed to maintain that temperature where there is an outside ambient temperature of between thirty (30) degrees Celsius and minus two (2) degrees Celsius (saturated), and is based on a power density of 1000 watts per square metre.

9.4

Fire detection and suppression system:

9.4.1

Provision of a fire detection and suppression system.
9.5 Power:

9.5.1

No-break 1 x 16 Amps of 230v AC UPS and Diesel generator backed mains power (A feed) per
Cabinet/Footprint.

9.5.2

Basic Power usage is defined as apparent power and is specified in the Order Form and will be provided on a per Cabinet/Footprint basis.

Customer ____

18

LeaseWeb ____

v2010-1_1

LeaseWeb - Service Descriptions
(Annex B – Annex J)

9.5.3

Should the Order Form not mention a Basic Power, the value will be 6.08 Amp (1.4kVA) per

Cabinet/Footprint. If Customer only uses part of the cabinet, the included Basic power usage will be determined pro rato; each U represents 1/46 of total Basic Power.

9.5.4

Customer is not allowed to use more power than the Basic Power. Should Customer use more power than the Basic Power usage level, then:

9.5.4.1

Customer shall lower the power usage within three (3) days after being notified by LeaseWeb;

9.5.4.2

Customer shall pay a penalty for the power used in excess of the Basic Power of ten (10) times the normal power fee, charged at 0.1 Amp increments; and

9.5.4.3

the service levels with respect to power supply will not be applicable - and the power supply cannot be assured – for the duration of the breach.

9.5.5

The A feed shall be used as the main power feed. When available, the B feed shall be used as a backup power feed, and not as an additional main power feed.

9.5.6

The UPS battery back up system will provide a minimum of 5 minutes of AC power as detailed above.

9.5.7

The diesel generator will provide a minimum of 24 hours of AC power as detailed above, before requiring its fuel to be replenished.

9.5.8

The total power consumption of all of Customer’s Equipment shall not at any time exceed the Basic
Power usage unless previously agreed in writing with LeaseWeb.

9.5.9

Additional Power Fees: Subject to availability within the Datacenter. Customer shall submit a service request to LeaseWeb if additional power is desired. 9.6 Lighting:

9.6.1

Provision of lighting at 400 Luxs, measured at a point 1.5 meters from floor level.
9.7 Security:

9.7.1

24/7 site security, access control and camera monitoring. Rackspace is locked.
9.8 Floor:

9.8.1

Rackspace is available either on a normal or on a raised floor, depending on the Datacenter.

9.8.2

The normal floor is provided with tiles, capable of withstanding a total load per Cabinet load of 6KN

(600Kg). The distribution of power and cabling takes place overhead the Rackspace, while the air is being distributed directly into the Datacenter.

9.8.3

The raised floor is provided with a 565mm void to the underside of the tile, capable of withstanding a total load per Cabinet load of 4KN (400Kg). The distribution of power, cabling and cooling air takes place underneath the raised floor.

9.8.4

The Customer Cabinet or Footprint, including Cabinet and all Customer Equipment, shall not exceed the maximum load as defined above. If Customer uses a LeaseWeb Cabinet, this maximum load will be determined pro rato.

10 Access procedure

10.1 Customer shall adhere to the procedures as set out by LeaseWeb, the Datacenter and any third party involved in providing the Rackspace. If Customer is not sure, always contact LeaseWeb before proceeding.

10.2 Customer shall submit an Access Request by filling out the form on http://access.leaseweb.com (the “Access Request”). Incomplete forms will not be processed.

10.3 Customer shall confirm the Access Request by telephone and/or e-mail to LeaseWeb support, at least one (1) hour before Customer signs in (the “Entry Time”).

10.4 Customer shall identify itself at the reception of the Datacenter by showing a valid ID (Driver’s license, Passport, Country ID) and explaining the purpose of the visit. The reception will hand over a temporary Access Card. Customer will at all times during the visit wear the temporary Access Card fully visible.

10.5 Customer may request the Cabinet key and will then follow the directions to the Rackspace.

10.6 Customer will only open the Cabinet that holds Customer’s Equipment. Customer shall be allowed to use LeaseWeb’s tools and/or monitor cart.

10.7 Customer will never remove or disconnect any other Equipment than its own Equipment. Should Customer require to (re)move or disconnect another party’s Equipment to service its own Equipment, Customer shall contact LeaseWeb and request LeaseWeb’s instructions prior to any such movement, removal and/or disconnection.

10.8 Customer will not perform tests that may cause harm or damage to – or interfere with – the LeaseWeb Network, the Rackspace and/or the Datacenter.

10.9 Customer will ensure to lock the Cabinet before leaving.

Customer ____

19

LeaseWeb ____

v2010-1_1

LeaseWeb - Service Descriptions
(Annex B – Annex J)

10.10 Before leaving, Customer will - at the reception – (a) hand in the temporary Access Card and Cabinet key; and (b) sign out (the “Departure Time”). The Entry en Departure time will be the basis for the charges.

ANNEX F – NETWORK PERFORMANCE

1

Network Performance

1.1

LeaseWeb has a specified target regarding the quality of service for LeaseWeb’s Network (the “Network
Performance Target” or “NPT”).

1.2

Customer shall not be entitled to any Compensation in the event that a fauilure to meet the service levels with respect to Network Availability, Latency and/or Packet Loss is the result of an act or omission on the part of Customer.

2

Network architecture

2.1

LeaseWeb’s Network is defined as the links, or circuits, between and including Point of Presence’s
(POPs) in different countries, forming AS16265. LeaseWeb’s Network is providing IP Connectivity on redundant capacity, monitoring (24/7) and non-overbooking basis.

2.2

LeaseWeb’s Network architecture includes redundant capacity in transmission and equipment, providing an improved reliability by means of re-routing in case problems are detected in LeaseWeb’s Network. The circuits used for such re-routing are under administration by, as an integral part of, LeaseWeb’s Network.

2.3

LeaseWeb is connected to several Telecom Companies to establish international connectivity (the
“Telco”). The Telco network is an integral part of this NG. Telco’s Network is defined as the links, or circuits, between and including Point of Presence’s (POPs) in different countries, forming the Telco’s AS.

2.4

LeaseWeb and the Telco’s are connected to many third parties via Public or Private Peerings (the “Public
Peerings” and “Public Peerings”) on Internet Exchange’s (the “Internet Exchange” or “IX”). The NPT does not extend to these IX’s and/or third parties.

2.5

The NPT does not cover other networks than LeaseWeb’s and/or Telco’s network.

2.6

LeaseWeb’s Network POPs that are operational are:

2.6.1

Netherlands, Amsterdam, Easynet

2.6.2

Netherlands, Amsterdam, EvoSwitch

2.6.3

Netherlands, Amsterdam, Schuberg Philis

2.6.4

Netherlands, Amsterdam, TeleCityRedbus 2

2.7

The LeaseWeb IP Connectivity will be provided on a non overbooking basis, i.e. LeaseWeb starts planning for upgrades when the use of LeaseWeb’s Network capacity reaches 50% of maximum load in this network, and starts upgrading when the use of LeaseWeb’s Network reaches 70% of maximum load in this network.

3

Network availability

3.1

Availability of service in LeaseWeb’s Network is measured as minutes of outages per a 30 days period.

3.1.1

Premium: 99,9%

3.1.2

Standard: 99,8%

3.1.3

Volume: 99,0%

3.2

The service is considered as unavailable if one of the following events occurs on all interfaces in
LeaseWeb’s Equipment (router / switch / load balancer) designated as Interconnection points for Customer:

3.2.1

Interconnection points are not responding; and/or

3.2.2

a packet loss of more than five percent (5%) on LeaseWeb’s Network; and/or

3.2.3

a roundtrip delay of more than three (3) times the guaranteed latency in the Annex between any of

LeaseWeb’s Network takes place providing such event lasts for more than twenty (20) continued minutes.

3.3

The following events shall not be considered as an event of non-availability:

3.3.1

scheduled Maintenance;

3.3.2

outages resulting from problems caused by environmental conditions at the Datacenter (such as, power supply, climate, housing), caused by the Customer’s failure to follow agreed procedures, or caused by unauthorised changes to LeaseWeb’s Equipment by the Customer;

3.3.3

outages resulting from abuse, misuse or fraudulent use of the Services by Customer or Customer’s end users or suppliers;

Customer ____

20

LeaseWeb ____

v2010-1_1

LeaseWeb - Service Descriptions
(Annex B – Annex J)

3.3.4

outages resulting from Denial-of-Service (DoS) attacks, Distributed-Denial-of-Service (DDoS) attacks or

Distributed-Reflected-Denial-of-Service (DRDoS) attacks by a third party or third parties.

4 Latency

4.1

Monthly average roundtrip delay for at least 90% of the packets within LeaseWeb’s Network, is guaranteed to be less than:

4.1.1

Premium: EU-EU <80ms, EU-VS <120ms

4.1.2

Standard: EU-EU <90ms, EU-VS <160ms

4.1.3 Volume: EU-EU <140ms, EU-VS <220ms

5

Packet loss

5.1

Monthly average packet loss within LeaseWeb’s Network, is guaranteed to be less than:

5.1.1

Premium: <0,1%

5.1.2

Standard: <0,2%

5.1.3

Volume: <0,5%

6 Measurement

6.1

LeaseWeb will measure packet loss and delay times by randomly sending UDP Datagrams to designated servers placed at LeaseWeb’s Network and/or Telco’s Network. The packet loss and delay times will be measured during 10-minute intervals and Compensation will be calculated accordingly. 1000 UDP Datagrams will be sent with the length of 96 byte. Customer Interconnection point in LeaseWeb’s Equipment will be measured with SNMP.

ANNEX G - COMPENSATION

1 Compensation

1.1

Customer is entitled to compensation on the basis of this Annex G (the “Compensation”) if LeaseWeb fails to meet the specified conditions in Annex C (SLA), Annex E (Rackspace) and/or Annex F (Network Performance), except in the event that such failure is the result of negligence or wilful misconduct on the part of Customer.

1.2

Volume IP Connectivity packages are not entitled to receive Compensation.

1.3

Claims for Compensation should be made in writing to LeaseWeb within five (5) business days of the end of the calendar month in which the failure occurred.

1.4

Customer shall not receive other Compensation from LeaseWeb, nor shall it claim more Compensation, damages and/or lost revenues with LeaseWeb due LeaseWeb’s failure to meet the specified conditions in Annex C, Annex E and/or Annex F.

2 SLA

2.1

The Compensation for the monthly charge of the SLA is based on the SLA for Customer’s Equipment.
The Compensation only applies to the SLA charges for the Customer’s Equipment for which LeaseWeb did not meet the specified conditions. All qualifying instances of will be credited to Customer’s account.

2.2

SLA: Is taken per instance, on a monthly basis. When, LeaseWeb does not respond to a SLA Support situation within the applicable Response Time, LeaseWeb will credit the Customer with 2% of the monthly charge for the Equipment’s SLA for every 1 hour in excess of the maximum Response Time.

2.3

Compensation does not apply in case of a SLA Support situation for the period of time that Customer cannot be reached on the Emergency numbers.

2.4

The maximum compensation, based on the SLA, to the Customer during a calendar month is limited to 40
% of the previous month charges for SLA for the Customer’s Equipment that required SLA Support.

3

Network Performance / IP Connectivity

3.1

The Compensation for the monthly charge of IP Connectivity is based on the Committed Datatraffic and/or
Bandwidth. All qualifying instances, except for Volume IP Connectivity, will be credited to Customer’s account.

3.2

Availability: The non-availability has to persist for a continuous period of 20 minutes, in excess of which, every 1% of unavailability will be credited with pro-rated charges for 2% of the monthly charge.

3.3

Latency: Is taken at average of the month. When, the guarantee is not met, LeaseWeb will credit the
Customer with 1% of the monthly charge for every 10ms in excess of the maximum guaranteed latency.

Customer ____

21

LeaseWeb ____

v2010-1_1

LeaseWeb - Service Descriptions
(Annex B – Annex J)

3.4

Packet loss: Is taken at average of the month. When guarantee is not met, LeaseWeb will credit the

Customer with 1% of the monthly charge for every 0.1% in excess of the maximum guaranteed packet loss.

3.5

The maximum compensation, based on the NG, to the Customer during a calendar month is limited to 40
% of the previous month charges for IP Connectivity.

ANNEX H – FAULT HANDLING

1

Fault

1.1

A Network Fault is defined as a situation in which LeaseWeb does not meet the NPT (the “Network
Fault”).

1.2

An Equipment Fault is defined as a situation in which Customer’s Equipment does not operate properly
(the “Equipment Fault”).

2

Network Fault

2.1

Customer shall check the Network Status page on the LeaseWeb website (the “Network Status”).
LeaseWeb shall posts known Network Faults and scheduled maintenance on the Network Status page on the LeaseWeb website.

2.2

In case the Network Fault is not on the Network Status page on the LeaseWeb website, Customer shall contact LeaseWeb by:

2.2.1

E-mail: support@leaseweb.com

2.2.2

Telephone: +31 20 3162880

3

Equipment Fault

3.1

Customer shall check the Network Status page on the LeaseWeb website. LeaseWeb shall posts known
Network Faults and scheduled maintenance on the Network Status page on the LeaseWeb website. Customer shall evaluate if the apparent Equipment Fault is not caused by known Network Faults or scheduled maintenance.

3.2

In case the Equipment Fault is not related to an entry on the Network Status page on the LeaseWeb website, Customer shall contact by:

3.2.1

E-mail: support@leaseweb.com

3.2.2

Telephone: +31 20 3162880

3.3

Customer with SLA-Bronze or higher, has the right to escalate the Equipment Fault to the LeaseWeb
NOC in case LeaseWeb does not respond to Customer within 15 minutes:

3.3.1

E-mail: alert@leaseweb.org

3.3.2

Telephone: +31 20 3162885

4

Estimated Repair Time

4.1

LeaseWeb will contact Customer on the Emergency numbers as specified in the Customer Details Form.
Customer shall be reachable on the Emergency numbers as specified in the Order Form. LeaseWeb will determine the course of actions to be taken.

4.2

LeaseWeb shall give an Estimated Repair Time (the “ERT”), based on the known situation. When the
Fault has not been solved after the ERT, Customer shall request a new ERT.

4.3

Customer understands and agrees that the ERT is an estimate. Accordingly, Customer agrees that the
NPT and SLA specifications provided to Customer by LeaseWeb are targets, which LeaseWeb shall use its best efforts to achieve.

4.4

LeaseWeb shall have no liability to Customer for the unavailability, suspension, or failure of the Services during the ERT.

5 Contact procedure

5.1

Faults shall be reported by Customer to LeaseWeb via phone and e-mail. Customers Fault reports shall include the following information:

5.1.1

Type of service;

5.1.2

Company name;

5.1.3

Name and number for immediate contact with the Customer;

5.1.4

Physical address for the Equipment;

5.1.5

Description of the fault and, when applicable, instructions to the Support staff on what to do.

Customer ____

22

LeaseWeb ____

v2010-1_1

LeaseWeb - Service Descriptions
(Annex B – Annex J)

5.2

Communications shall be in Dutch or English.

6 Misuse

6.1

LeaseWeb will charge Customer in case of regular misuse of the procedures in this Annex and for
Additional Support not covered by a SLA.

ANNEX I – REMOTE HANDS

1 General

1.1

Customer is responsible for maintaining Customer’s Equipment, unless it is covered by a SLA as described in Annex D.

1.2

In the event that Customer would like to receive support services with respect to its Equipment, Customer may order a Remote Hands Package (the “Remote Hands Package”) along with a colocation package.

1.3

If no specific Remote Hands package is ordered by Customer, Customer will – in combination with its collocation package - by default receive Remote Hands’ Services on the basis of LeaseWeb’s Best Efforts.

1.4

Remote Hands time is billed in economical quarter hour increments, the number of minutes required to complete the task rounded to the next quarter hour, regardless of the level of complexity required to complete the assignment.

2 Services

2.1

Subject to the Remote Hands Package ordered by Customer and the procedures defined in this Annex,
LeaseWeb shall provide the support services described in this Annex to Customer’s Equipment (“Support”).

2.2

In the event that LeaseWeb has not agreed to provide Support on the basis of a specific Remote Hands
Package specified in an Order Form, LeaseWeb may decline a Customer request to perform Support in LeaseWeb’s sole discretion, in which case the performance of such services shall be Customer’s sole responsibility. Notwithstanding the foregoing, LeaseWeb may withhold its approval of Customer’s performance of certain services in LeaseWeb’s sole discretion if such services are unavailable at the relevant Datacenter or if LeaseWeb and/or Customer are otherwise prohibited from performing such services at the Datacenter.

2.3

LeaseWeb shall not charge Customer for Support utilized to remedy any event or condition caused by
LeaseWeb’s gross negligence or wilful misconduct. LeaseWeb shall charge Customer for Support utilized to remedy any event or condition on request of Customer and/or caused by Customer’s gross negligence, wilful misconduct and/or improper maintenance.

3 Common requests

3.1

Typically, the following requests can be made under the Remote Hands Services: Pushing a button or switching a toggle; Support of planned routine maintenance; Tape swaps; Power cycling equipment; Cable organization, cross connect inventory and labelling; Observing, describing or reporting on display information on machines or consoles; Modifying basic cable layout; Running diagnostics; Installation of received equipment; Typing commands on a keyboard console; Replacing hardware components with spares or upgrades; Circuit testing.

4 Remote Hands Package

4.1

Each Remote Hands Package consist of the following items:

4.1.1

Mail Support;

4.1.2

Phone Support;

4.1.3

Response Time;

4.1.4

Time included.

5

Mail Support

5.1

Customer shall receive support via e-mail (“Mail Support”) within the timeframe defined as Mail Support.
The Response Time is not applicable to this timeframe.

Customer ____

23

LeaseWeb ____

v2010-1_1

LeaseWeb - Service Descriptions
(Annex B – Annex J)

6 Phone Support

6.1

Customer shall receive support via telephone (“Phone Support”) within the timeframe defined as Phone
Support. The Response Time is applicable to this timeframe.

6.2

Outside the specified time frame for Phone Support, LeaseWeb shall be entitled to decline a Customer’s request for Support in LeaseWeb’s sole discretion, in which case the performance of such services shall be Customer’s sole responsibility..

7 Response Time

7.1

Response Time is defined as the period of time in which the LeaseWeb engineer has to respond to a request for support made by Customer by telephone.

7.2

Customer shall ensure that Customer can at all times be reached on Customer’s Emergency numbers, specified in the Customer Details Form. The maximum Response time will be extended by the period of time that Customer cannot be reached on the Emergency numbers.

7.3

Customer shall only use the Fault Handling procedure as defined in Annex H.

8

Time included

8.1

Except when Support is provided on the basis of Best Efforts, each Remote Hands Package includes a certain amount of support time (“Time Included”).

8.2

Should the actual time spent during the provision of Support surpass the Time Included, LeaseWeb shall be entitled to payment by Customer of an additional support fee (additional charges). The amount of the additional support fee to which LeaseWeb shall be entitled, depends on whether the Support is being provided during Business Hours or during Non-Business Hours. The additional support fee shall be charged in accordance with Section 1.4 of this Annex.

8.3

The Time Included is based on a Calendar month. Time Included may only be used in the applicable calendar month and does not carry over to the succeeding month(s).

9 Limitations

9.1

LeaseWeb’s Remote Hands Service is based on a Best-Effort policy. LeaseWeb does not guarantee that
Customer’s Equipment will be repaired and/or replaced.

9.2

LeaseWeb only guarantees that Customer will receive Support in accordance with the Remote Hands
Package ordered by Customer as specified in the Order Form and the provisions of this Annex.

9.3

In the event that Customer has not ordered a Remote Hands Package, and Support is consequently performed on the basis of Best Effort, the Support Service is not covered by any guarantee in response time.

9.4

In the event of any breach of the provisions of the Agreement by Customer, LeaseWeb shall be entitled to suspend the provision of the Support Services. Such without prejudice to any of LeaseWeb’s other rights and remedies.

10 Remote Hands Schedule

Level	Response Time	Support Availability	Time Included
Best Effort	Best Effort	any time (24x7x365)	0 minutes
Bronze - 24	NBD	any time (24x7x365)	30 minutes / month
Silver - 12	12 hours	any time (24x7x365)	45 minutes / month
Gold - 12	12 hours	any time (24x7x365)	60 minutes / month
Platinum - 4	4 hours	any time (24x7x365)	90 minutes / month
Platinum - 3	3 hours	any time (24x7x365)	90 minutes / month
Platinum - 2	2 hours	any time (24x7x365)	90 minutes / month
Platinum - 1	1 hour	any time (24x7x365)	90 minutes / month

Customer ____

24

LeaseWeb ____

v2010-1_1

LeaseWeb - Service Descriptions
(Annex B – Annex J)

ANNEX J – EXTRA SERVICES

1

Tape rotation

1.1

A backup tape rotation service that involves LeaseWeb changing tapes and store them safely (routines, using new tapes). The storage of tapes will be done outside the Datacenter in a fire-safe and secured facility. The service includes reloading tapes. The responsibility for the outcome of any of those actions lies with Customer.

1.2

LeaseWeb offers standard tape rotation on a weekly or monthly basis. Customer must have a tape drive
Customer’s Equipment. Customer is responsible to make the backup.

1.3

Tape rotation is performed between Friday 18:00 CET and Monday 18:00 unless otherwise specified.

2 Firewall

2.1

LeaseWeb offers firewall protection to Customer’s Equipment. Although a firewall provides a good protection against hackers, Customer understands and agrees that the firewall is only part of the security of Customer’s Equipment. Accordingly, Customer shall not hold LeaseWeb responsible in case of (un) successful hack attempts on Customer’s Equipment protected by LeaseWeb’s Firewall.

2.2

DMZ (de-militarised zone) is defined as LeaseWeb’s Network that exists inside of LeaseWeb’s firewalls for the purpose of connecting Customer’s Equipment to the Internet. LeaseWeb’s firewalls are always redundant and can hold more than one (1) Public and/or Private DMZ.

2.2.1

The Public DMZ will hold other clients’ Equipment besides Customer’s Equipment.

2.2.2

The Private DMZ will not hold other clients’ Equipment besides Customer’s Equipment.

2.2.3

The Dedicated Firewall will only be used to create a DMZ for Customer.

2.3

The Firewall uses the Adaptive Security Algorithm (ASA) protection scheme, which tracks the source and destination addresses, TCP sequence numbers, port numbers, and TCP flags of every packet and stores the information in a table. Firewalls compare all inbound and outbound packets against this table before permitting access - a comparatively simple method that is more robust than packet filtering, and higher-performance and more scalable than application-level proxy firewalls.

2.4

Cut-Through Proxy - This is currently the fastest method of authenticating users. While proxy servers analyse data packets at the application layer of the Open System Interconnection (OSI) model, PIX firewalls request authentication from a TACACS+ or RADIUS database server. Once the user has been approved and the policy has been checked, the firewalls allow traffic to flow directly between the two parties while maintaining session state information.

2.5

Fail over/Hot Standby Upgrade Option - Running two PIX firewalls in parallel enables one to take over if the other malfunctions. This option ensures high availability and eliminates a single point of failure.

3 VPN

3.1

LeaseWeb offers a VPN connection between the DMZ that holds Customer’s Equipment and a location outside LeaseWeb’s Network. Although a VPN connection provides a good protection against hackers, Customer understands and agrees that the VPN connection is only part of the security of Customer’s Equipment. Accordingly, Customer shall not hold LeaseWeb responsible in case of (un) successful hack attempts on Customer’s Equipment protected by LeaseWeb’s VPN connection.

3.2

LeaseWeb uses IPSec-Based VPN, ensuring interoperability with third-party products and Cisco software.
Windows client software ensures that mobile and remote connections are secure.

4

Load Balancing

4.1

Load Balancing enables the distribution of IP Connectivity among multiple servers. The traffic distribution can be based on several different matrices:

4.1.1

Fastest: passes user connections to the available server that responds the fastest

4.1.2

Round Robin: sends traffic to the next available server in a predetermined sequence

4.1.3

Least Connections: connects the user to the server with the least number of current connections

4.1.4

Ratio performs: 'ratios' on the server that best fits the request, according to a system that assigns weights for various factors, such as server capacity

4.2

Using this technology, multiple small servers can be used in the place of one large server. This not only provides high performance and throughput, it will also ensure redundancy. If a server in a cluster fails (or experiences an unusually heavy load) it will no longer receive traffic and the other servers will take over the load. Load balancing will also allow for seamless scalability as well. Servers can be added or removed from the cluster on demand without any downtime.

Customer ____

25

LeaseWeb ____

v2010-1_1

LeaseWeb - Service Descriptions
(Annex B – Annex J)

4.3

Local Load Balancing will be performed in one (1) Datacenter. Global Load Balancing will be performed in more than one (1) Datacenter.

5 MS SQL

5.1

LeaseWeb provides database space on LeaseWeb’s shared Microsoft SQL server. Customer shall order the requested database space at 50MB intervals. The database space is a hard limit.

5.2

LeaseWeb is not responsible for the database. Customer shall at all times save a copy of the database.
LeaseWeb’s Best Effort Policy covers the database space.

6 SSL

6.1

LeaseWeb offers SSL protection to Customer’s websites. Although a SSL connection provides a good protection against hackers, Customer understands and agrees that the SSL connection is only part of the security of Customer’s website. Accordingly, Customer shall not hold LeaseWeb responsible in case of (un) successful hack attempts on Customer’s website protected by LeaseWeb’s SSL.

6.2

The SSL connection consists of a dedicated IP address and a 128bit SSL certificate.

7 ISDN

7.1

LeaseWeb offers an ISDN connection for dial-in (to Customer’s Equipment) or dial-out (from Customer’s
Equipment) purposes.

7.2

Customer shall only use the Shared ISDN connection for dial-in purposes. Customer shall use a
Dedicated ISDN connection for dial-in and/or dial-out purposes. The Dedicated ISDN connection shall be placed in the name of Customer.

8 IP Management

8.1

LeaseWeb maintains Customer’s data in the RIPE database.

9 Mail

9.1

LeaseWeb offers Customer mailboxes on LeaseWeb’s shared mail server. Customer shall order the mailboxes per 50. The mailboxes may be used for multiple domain names.

9.2

LeaseWeb offers Customer Batch SMTP on LeaseWeb’s shared mail server. The Batch SMTP may only be used for one (1) domain name.

9.3

LeaseWeb’s Best Effort Policy covers the mail services.

- *** -